Exhibit 1


                               LOAN AGREEMENT

                         Dated as of July 12, 2001

                                   among

                          THE LENDERS NAMED HEREIN

                                    and

                  SPECIAL VALUE INVESTMENT MANAGEMENT, LLC

                                  as Agent

                                    and

                                UNOVA, INC.

                                    and

                       ITS SUBSIDIARIES PARTY HERETO,

                                as Borrowers






                                                 TABLE OF CONTENTS

Section                                                                                                         Page

ARTICLE 1 TERM LOAN...............................................................................................1

         1.1      Term Loan.......................................................................................1

ARTICLE 2 INTEREST AND FEES.......................................................................................2

         2.1      Interest........................................................................................2
         2.2      Continuation and Conversion of LIBOR Interest Periods; Conversion Into Base Rate Loans..........3
         2.3      Maximum Interest Rate...........................................................................4
         2.4      Fees............................................................................................4

ARTICLE 3 PAYMENTS AND PREPAYMENTS................................................................................4

         3.1      Mandatory Prepayments...........................................................................4
         3.2      Optional Prepayment.............................................................................5
         3.3      Payments by the Borrowers.......................................................................5
         3.4      Indemnity for Returned Payments.................................................................6

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY..................................................................6

         4.1      Taxes...........................................................................................6
         4.2      Illegality......................................................................................9
         4.3      Increased Costs and Reduction of Return.........................................................9
         4.4      Funding Losses.................................................................................10
         4.5      Inability to Determine Rates...................................................................10
         4.6      Certificates of Lender.........................................................................11
         4.7      Registration of Term Notes.....................................................................11
         4.8      Survival.......................................................................................11

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES......................................................11

         5.1      Books and Records..............................................................................11
         5.2      Financial Information..........................................................................12
         5.3      Notices to the Lenders.........................................................................14

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS.................................................................17

         6.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents...........17
         6.2      Validity and Priority of Security Interest.....................................................17
         6.3      Organization and Qualification.................................................................18
         6.4      Corporate Name; Prior Transactions.............................................................18
         6.5      Subsidiaries and Affiliates....................................................................18
         6.6      Financial Statements and Projections...........................................................19
         6.7      Capitalization.................................................................................19
         6.8      Solvency.......................................................................................19
         6.9      Debt...........................................................................................19
         6.10     Distributions..................................................................................20
         6.11     Real Estate; Leases............................................................................20
         6.12     Proprietary Rights.............................................................................20
         6.13     Trade Names....................................................................................21
         6.14     Litigation.....................................................................................21
         6.15     Labor Disputes.................................................................................21
         6.16     [Intentionally Omitted]........................................................................21
         6.17     No Violation of Law............................................................................21
         6.18     No Default.....................................................................................21
         6.19     ERISA Compliance...............................................................................21
         6.20     Taxes..........................................................................................22
         6.21     Regulated Entities.............................................................................22
         6.22     Use of Proceeds; Margin Regulations............................................................22
         6.23     Copyrights, Patents, Trademarks and Licenses, etc..............................................23
         6.24     No Material Adverse Change.....................................................................23
         6.25     Full Disclosure................................................................................23
         6.26     Material Agreements............................................................................23
         6.27     Bank Accounts..................................................................................23
         6.28     Governmental Authorization.....................................................................23
         6.29     Transfer Pricing Between Affiliates............................................................24

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS.....................................................................24

         7.1      Taxes and Other Obligations....................................................................24
         7.2      Legal Existence and Good Standing..............................................................24
         7.3      Compliance with Law and Agreements; Maintenance of Licenses....................................25
         7.4      Maintenance of Property; Inspection of Property................................................25
         7.5      Insurance......................................................................................25
         7.6      Insurance and Condemnation Proceeds............................................................26
         7.7      [Intentionally Omitted]........................................................................26
         7.8      Compliance with ERISA..........................................................................26
         7.9      Mergers, Consolidations or Sales...............................................................26
         7.10     Distributions; Capital Change; Restricted Investments..........................................28
         7.11     Transactions Affecting Collateral or Obligations...............................................28
         7.12     Guaranties.....................................................................................28
         7.13     Debt...........................................................................................29
         7.14     Prepayment.....................................................................................30
         7.15     Transactions with Affiliates...................................................................30
         7.16     Investment Banking and Finder's Fees...........................................................30
         7.17     Business Conducted.............................................................................31
         7.18     Liens..........................................................................................31
         7.19     Sale and Leaseback Transactions................................................................31
         7.20     New Subsidiaries...............................................................................32
         7.21     Fiscal Year....................................................................................32
         7.22     Fixed Charge Coverage Ratio....................................................................32
         7.23     Minimum EBITDA.................................................................................34
         7.24     Minimum Tangible Net Worth.....................................................................34
         7.25     Capital Expenditures...........................................................................34
         7.26     [Intentionally Omitted]........................................................................35
         7.27     Use of Proceeds................................................................................35
         7.28     Additional Borrowers...........................................................................35
         7.29     Foreign Subsidiaries Stock Pledge..............................................................35
         7.30     Further Assurances.............................................................................35

ARTICLE 8 CONDITIONS OF LENDING..................................................................................35

         8.1      Conditions Precedent to Making of the Term Loan on the Closing Date............................35

ARTICLE 9 DEFAULT; REMEDIES......................................................................................38

         9.1      Events of Default..............................................................................38
         9.2      Remedies.......................................................................................41

ARTICLE 10 TERM..................................................................................................42

         10.1     Term...........................................................................................42

ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS..........................................42

         11.1     Amendments and Waivers.........................................................................42
         11.2     Assignments; Participations....................................................................44

ARTICLE 12 THE AGENT.............................................................................................46

         12.1     Appointment and Authorization..................................................................46
         12.2     Delegation of Duties...........................................................................47
         12.3     Liability of Agent.............................................................................47
         12.4     Reliance by Agent..............................................................................47
         12.5     Notice of Default..............................................................................47
         12.6     Credit Decision................................................................................48
         12.7     Indemnification................................................................................48
         12.8     Agent in Individual Capacity...................................................................49
         12.9     Successor Agent................................................................................49
         12.10    Withholding Tax................................................................................49
         12.11    Collateral Matters.............................................................................51
         12.12    Restrictions on Actions by Lenders; Sharing of Payments........................................52
         12.13    Agency for Perfection..........................................................................52
         12.14    Concerning the Collateral and the Related Loan Documents.......................................53
         12.15    Field Audit and Examination Reports; Disclaimer by Lenders.....................................53
         12.16    Relation Among Lenders.........................................................................54
         12.17    Co-Agents......................................................................................54

ARTICLE 13 MISCELLANEOUS.........................................................................................54

         13.1     No Waivers; Cumulative Remedies................................................................54
         13.2     Severability...................................................................................54
         13.3     Governing Law; Choice of Forum; Service of Process.............................................54
         13.4     WAIVER OF JURY TRIAL...........................................................................56
         13.5     Survival of Representations and Warranties.....................................................57
         13.6     Other Security and Guaranties..................................................................57
         13.7     Fees and Expenses..............................................................................57
         13.8     Notices........................................................................................58
         13.9     Waiver of Notices..............................................................................59
         13.10    Binding Effect.................................................................................59
         13.11    Indemnity of the Agent and the Lenders by the Borrowers........................................59
         13.12    Limitation of Liability........................................................................60
         13.13    Final Agreement................................................................................60
         13.14    Counterparts...................................................................................61
         13.15    Captions...................................................................................... 61
         13.16    Right of Setoff................................................................................61
         13.17    Confidentiality................................................................................61
         13.18    Conflicts with Other Loan Documents............................................................62
         13.19    Joint and Several Liability....................................................................62
         13.20    Contribution and Indemnification among the Borrowers...........................................63
         13.21    Additional Rights or Contribution..............................................................64
         13.22    Agency of Parent for each other Borrower.......................................................64


                      ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A      - DEFINED TERMS

EXHIBIT A    - FORM OF TERM NOTE

EXHIBIT B    - FORM OF NOTICE OF CONVERSION

EXHIBIT C    - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT D    - FORM OF SECTION 4.1(d) CERTIFICATE

SCHEDULE 1.2 - LENDERS' COMMITMENTS (ANNEX A - DEFINED TERMS)

SCHEDULE 6.3 - ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4 - CORPORATE NAMES; PRIOR TRANSACTIONS

SCHEDULE 6.5 - SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.7 - CAPITALIZATION

SCHEDULE 6.9 - DEBT

SCHEDULE 6.10 - DISTRIBUTIONS

SCHEDULE 6.11 - REAL ESTATE; LEASES

SCHEDULE 6.12 - PROPRIETARY RIGHTS

SCHEDULE 6.13 - TRADE NAMES

SCHEDULE 6.14 - LITIGATION

SCHEDULE 6.15 - LABOR DISPUTES

SCHEDULE 6.16 - ENVIRONMENTAL LAW

SCHEDULE 6.19 - ERISA COMPLIANCE

SCHEDULE 6.26 - MATERIAL AGREEMENTS

SCHEDULE 6.27 - BANK ACCOUNTS

SCHEDULE 7.9 - CERTAIN TRANSACTIONS

SCHEDULE 7.12 - GUARANTIES OF PERMITTED DEBT

SCHEDULE 7.19 - SALE AND LEASEBACK TRANSACTIONS

SCHEDULE 8.1(o) - FOREIGN BANK AND CORPORATE GUARANTIES TO BANKS



                               LOAN AGREEMENT

         This Loan Agreement dated as of July 12, 2001 (this "Agreement") among the lenders from time to time parties hereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), SPECIAL VALUE INVESTMENT MANAGEMENT, LLC, with an office at 11100 Santa Monica Boulevard, Suite 210, Los Angeles, California 90025, as administrative and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the "Agent"), and UNOVA, INC., a Delaware corporation (the "Parent"), UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC., a Delaware corporation, INTERMEC TECHNOLOGIES CORPORATION, a Washington corporation, R&B MACHINE TOOL COMPANY, a Michigan corporation, J.S. MCNAMARA COMPANY, a Michigan corporation, M M & E, INC., a Nevada corporation, INTERMEC IP CORP., a Delaware corporation, and UNOVA IP CORP., a Delaware corporation (each individually a "Borrower" and all collectively the "Borrowers").


                            W I T N E S S E T H:

         WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a term loan in an amount not to exceed
$75,000,000 and which extension of credit the Borrowers will use for the purposes permitted hereunder;

         WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

         WHEREAS, the Lenders have agreed to make available to the Borrowers a term loan upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

                                 ARTICLE 1
                                 TERM LOAN

         1.1 Term Loan. Each Lender severally agrees, upon the terms and subject to the conditions set forth in this Agreement, to make a term loan (collectively, the "Term Loan") to the Borrowers in a single borrowing on the Closing Date, in a principal amount not to exceed such Lender's Term Commitment. The Borrowers shall execute and deliver to each Lender a promissory note in the principal amount of the Lender's Pro Rata Share of the Term Loan, dated the date hereof and in substantially the form of Exhibit A (each a "Term Note" and, collectively, the "Term Notes"). Each Term Note shall represent the joint and several obligation of each of the Borrowers to repay the applicable Lender's Pro Rata Share of the unpaid principal amount of the Term Loan together with interest thereon as prescribed in Section 2.1. The entire unpaid balance of the Term Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Maturity Date. Any portion of the Term Commitments that are not funded as of the Closing Date shall expire and be of no further force or effect. Any portion of the Term Loan that is prepaid cannot be reborrowed.

                                 ARTICLE 2
                             INTEREST AND FEES

         2.1 Interest.

               (a) Interest Rates. The outstanding principal amount of the Term Loan and all other monetary Obligations that are outstanding from time to time (including, to the extent permitted by law, interest not paid when due) shall bear interest from the Closing Date (in the case of the Term
Loan) or the date such Obligation is due and payable (in the case of all other Obligations), until paid in full in cash at a per annum rate determined by reference to the LIBOR Rate or, at the election of the Borrowers, the Base Rate) as set forth below. Accrued interest shall be computed on the basis of a year of 360 days and actual days elapsed. The Borrowers shall pay to each Lender interest accrued on its Pro Rata Share of all Base Rate Loans in arrears on the first Business Day of each calendar month commencing August 1, 2001 (each an "Interest Payment Date"). The Borrowers shall pay to each Lender interest accrued on its Pro Rata Share of all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

               (i) While any portion of the Term Loan is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin;

               (ii) While any portion of the Term Loan is a Base Rate Loan, and with respect to all other Obligations, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin.

         Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. The foregoing notwithstanding, at no time shall any portion of the Obligations bear interest at a per annum rate less than 13.0%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum rate, the interest rate chargeable hereunder for the applicable period automatically shall be deemed increased to the minimum rate.

               (b) Default Rate. If any Default or Event of Default occurs and is continuing then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         2.2 Continuation and Conversion of LIBOR Interest Periods; Conversion Into Base Rate Loans.

               (a) So long as no Event of Default exists, and to the extent no circumstances described in Section 4.2 exists, on the last day of an Interest Period of a LIBOR Rate Loan, the portion of the Term Loan that is a LIBOR Rate Loan shall, without further action by the Borrowers, the Agent or any Lender, be continued as a LIBOR Rate Loan for a successive Interest Period.

               (b) If an Event of Default exists on the last day of an Interest Period of a LIBOR Rate Loan or any circumstance described in
Section 4.2 or 4.5 then exists, such LIBOR Rate Loan (or, in the event circumstances described in Section 4.2 exist with respect to one or more Lenders, the affected portion of the LIBOR Rate Loan) shall, without further action by the Borrowers, the Agent, or any Lender, convert into a Base Rate Loan.

               (c) On the last day of an Interest Period of a LIBOR Rate Loan, Borrowers may elect to convert all or a part of such LIBOR Rate Loan into a Base Rate Loan.

               (d) At any time that all or a part of the Term Loan is a Base Rate Loan, the Borrowers may elect (subject to Section 2.2(f)), as of any Business Day, to convert the Base Rate Loan (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into a LIBOR Rate Loan; provided, however, that the Borrowers may not so convert a Base Rate Loan into a LIBOR Rate Loan to the extent circumstances described in Section 4.2 or 4.5 exist on such Business Day; provided, further, that if an Event of Default has occurred and is continuing, the Borrowers shall have no right to convert a Base Rate Loan into a LIBOR Rate Loan.

               (e) If the Borrowers desire to convert all or a part of a Base Rate Loan into a LIBOR Rate Loan, the Borrowers shall deliver a notice of conversion ("Notice of Conversion") to the Agent not later than 2:00 p.m. (Los Angeles, California time) at least three (3) Business Days in advance of the Conversion Date, and specifying:

               (i) the proposed Conversion Date;

               (ii) the portion of the Term Loan to be converted or renewed;

               (iii) the types of the respective portions of the Term Loan resulting from the proposed conversion or continuation; and

               (iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Maturity Date.

               (f) The Agent will promptly notify each affected Lender of its receipt of a Notice of Conversion.

               (g) There may not be more than five (5) Interest Periods in respect of the Term Loan while it is a LIBOR Rate Loan in effect hereunder at any time.

         2.3 Maximum Interest Rate. Notwithstanding Section 2.1(a) and (b), in no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, ratably among the Lenders on the basis of their respective Pro Rata Shares of the Term Loan, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

         2.4 Fees. The Borrowers agree to pay the Agent on the Closing Date, for its solely and separate account and not the account of any Lender, a closing fee in the amount set forth in a separate letter agreement dated as of May 15, 2001 between the Parent and the Agent.

                                 ARTICLE 3
                          PAYMENTS AND PREPAYMENTS

         3.1 Mandatory Prepayments

               (a) The Borrowers shall repay the Term Loan in full in cash and pay all other non-contingent monetary Obligations that are then due and payable on the Maturity Date.

               (b) The Borrowers shall prepay the Term Loan, in whole or in part, and pay all accrued but unpaid interest on the portion so prepaid, on a pro rata basis among the Lenders in accordance with their respective Pro Rata Shares of the Term Loan on the date that any Borrower receives the Net Cash Proceeds from (i) the sale of any Designated Collateral, or (ii) any casualty insurance proceeds with respect to any Designated Collateral to the extent such casualty insurance proceeds are not used to rebuild, reconstruct, or replace the affected Designated Collateral in accordance with the terms of the applicable Mortgage, or (iii) any eminent domain, condemnation or similar taking with respect to any Designated Collateral, in each case, other than in connection with the sale or other disposition of the Headquarters Property, in an amount equal to 100% of the Net Cash Proceeds received, and in connection with the sale or other disposition of the Headquarters Property, an amount equal to the first $5,000,000 of Net Cash Proceeds received upon the sale or other disposition thereof. Each mandatory prepayment of the Term Loan made pursuant to this Section 3.1(b) shall be applied first to any Base Rate Loans until paid in full, then to any LIBOR Rate Loans until paid in full.

               (c) In conjunction with each mandatory prepayment of the Term Loan required pursuant to (i) Sections 3.1(a) and (b) hereof, the Borrowers shall pay to each Lender, with respect to any LIBOR Rate Loan prepaid, the amounts due under Section 4.4, if any, and (ii) Section 3.1(b) hereof, the Borrowers shall pay to each Lender a mandatory prepayment fee in an amount equal to the Adjusted Applicable Prepayment Premium corresponding to the required mandatory prepayment amount.

         3.2 Optional Prepayment. The Borrowers shall have the right, at any time and from time to time, upon 1 Business Days' prior written notice with respect to Base Rate Loans and 3 Business Days' prior written notice with respect to LIBOR Rate Loans, in each case, to Agent and the Lenders, to prepay the Term Loan in whole or in part, by paying to the Lenders, in immediately available funds, (a) the then outstanding principal balance of the Term Loan, or in the case of a partial prepayment of the Term Loan, the principal amount so prepaid, (b) all accrued but unpaid interest thereon,
(c) the Applicable Prepayment Premium, (d) with respect to the LIBOR Rate Loan prepaid, any amounts due under Section 4.4, if any, and (e) in the case of a prepayment in full of the Term Loan all reimbursable expenses and other non-contingent monetary Obligations.

         3.3 Payments by the Borrowers.

               (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to each Lender, at the account designated by such Lender and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Los Angeles, California time) on the date specified herein. Any payment received by the Lenders after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         3.4 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this
Section 3.4 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.4 shall survive the termination of this Agreement.

                                 ARTICLE 4
                   TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1 Taxes.

               (a) Any and all payments by or on behalf of the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

               (b) The Borrowers agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 45 days after the date such Lender or the Agent makes written demand therefor.

               (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) the Borrowers shall make such deductions and withholdings;

               (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Borrowers shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

               (d) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrowers on or prior to the Closing Date or in the case of a Lender that is an assignee or transferee of an interest under this Agreement (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of IRS Form W-8ECI or Form W-8BEN with respect to a complete exemption under an income tax treaty (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code or otherwise cannot deliver either IRS Form W-8ECI or Form W-8BEN with respect to a complete exemption under an income tax treaty pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "Section 4.1(d) Certificate"), and (y) two accurate and complete original signed copies of IRS Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrowers two new accurate and compete original signed copies of IRS Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.1(d) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, or it shall immediately notify the Borrowers of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.1(d).

               (e) Notwithstanding anything to the contrary contained in
Section 4.1(d), but subject to the immediately succeeding sentence (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrowers U.S. IRS Forms that establish a complete exemption from such deduction or withholding, and (y) the Borrowers shall not be obligated pursuant to
Section 4.1 hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (i) such Lender has not provided to the Borrowers the IRS Forms required to be provided to the Borrowers pursuant to this Section 4.1, or (ii) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.1, the Borrowers agree to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.1(b) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it was described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deduction or withholding of taxes.

               (f) Within forty-five (45) days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

               (g) If the Borrowers determine in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender shall reasonably cooperate with the Borrowers in challenging such taxes at the Borrowers' expense if so requested by the Borrowers. If the Borrowers pay any additional amount pursuant to this Section 4.1 and a Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund of tax or credit against its tax liabilities in or with respect to the taxable year in which the additional amount is paid by the Borrowers (a "Tax Benefit"), such Lender shall pay to the Borrowers an amount that such Lender determines, in its sole judgment, is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrowers. Whether or not a Lender claims any refund or credit shall be in the sole discretion of each Lender. Any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to with such Lender has made a payment to the Borrowers pursuant to this Section 4.1(g) shall be treated as a Tax for which the Borrowers are obligated to indemnify such Lender pursuant to this Section 4.1 without any exclusions or defenses. Nothing in this Section 4.1 shall require a Lender to disclose any confidential information (including, without limitation, its tax returns) or detail the basis of its calculation of the amount of any net tax benefit or any other amount to the Borrowers or any other party.

               (h) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) changing the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the reasonable judgment of such Lender is not otherwise disadvantageous to such Lender.

         4.2 Illegality.

               (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrowers through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

               (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         4.3 Increased Costs and Reduction of Return.

               (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

               (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its loans, credits or obligations under this Agreement, then so long as such Lender is as a policy generally charging customers similarly situated therefor, upon demand of such Lender to any Borrower through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

         4.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense described below in this
Section 4.4, which such Lender may sustain or incur as a consequence of:

               (a) the failure of any Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

               (b) the failure of any Borrower to continue or convert a portion of the Term Loan after the Borrowers have given (or is deemed to have given) a Notice of Conversion; or

               (c) the prepayment or other payment (including after acceleration thereof) of LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit to the end of the then current or expected Interest Period and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

         4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such LIBOR Rate Loan, the Agent will promptly so notify the Parent and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Conversion then submitted by them. If the Borrowers do not revoke such Notice of Conversion, the Lenders shall convert or continue that portion of the Term Loan that is the subject of such Notice of Conversion, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such portion of the Term Loan shall be maintained as a Base Rate Loan instead of a LIBOR Rate Loan.

         4.6 Certificates of Lender. If any Lender claims reimbursement or compensation under this Article 4, such Lender shall determine the amount thereof and shall deliver to the Parent a certificate setting forth in reasonable detail the amount payable, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         4.7 Registration of Term Notes. The Borrowers hereby acknowledge and make the Term Notes a registered obligation for United States withholding tax purposes. The Parent shall be the registrar for the Notes (the "Registrar") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Agreement, the Parent shall reasonably designate a successor Registrar. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Lender) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense, it shall provide for the registration and transfer of the Term Notes. No sale, transfer, hypothecation, participation or assignment of any Term Note or any interest therein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of the Notes on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of a copy of the relevant Assignment and Acceptance. The Registrar shall be responsible for the costs and expenses related thereto.

         4.8 Survival. The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

                                 ARTICLE 5
             BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         5.1 Books and Records. Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other material dealings affecting the Collateral.

         5.2 Financial Information. The Borrowers shall promptly furnish to Agent (with sufficient copies for each Lender) all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall reasonably request, the following:

               (a) As soon as available, but in any event not later than ninety-five (95) days after the close of each Fiscal Year, (i) audited consolidated financial statements (consolidated balance sheet, consolidated statements of operations, consolidated statements of shareholder equity, and consolidated statements of cash flow) and the accompanying notes thereto for the Parent and its Subsidiaries for such Fiscal Year, and (ii) unaudited consolidating balance sheet and statements of operations for the Parent and each of the Reporting Segments ("Consolidating Schedules"), in each case set forth in comparative form for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such consolidated statements shall be examined in accordance with generally accepted auditing standards and accompanied by a report thereon unqualified in any respect from either (A) any of the big five accounting firms or (B) any independent certified public accountants (i) selected by the Parent and (ii) reasonably satisfactory to the Agent. The Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent with sufficient copies for the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. The Borrowers hereby authorize the Agent to communicate directly with their certified public accountants. For avoidance of doubt, delivery of the annual report on Exchange Act Form 10-K of the Parent shall satisfy the delivery request set forth in this Section 5.2(a).

               (b) As soon as available, but in any event not later than thirty-five (35) days after the end of each of the first two months of each fiscal quarter, monthly consolidated and consolidating unaudited balance sheets of the Parent and its Subsidiaries as of the end of such months, and consolidated and consolidating unaudited statements of operations for the Parent and its Subsidiaries for such months and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its Subsidiaries as of the date thereof and for such periods (subject to normal quarterly adjustments and the absence of footnotes), and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Borrowers' budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). As soon as available, but in any event not later than thirty-five (35) days after the end of each month, internal statements prepared by the Borrowers (the "Blue Book Statements") in the form previously delivered to and approved by the Agent. The Parent on behalf of the Borrowers shall certify by a certificate signed by a Corporate Officer that all such statements have been prepared in accordance with GAAP and present fairly the Borrowers' financial position as of the dates thereof and its results of operations for the periods then ended, subject to normal quarterly adjustments and the absence of footnotes.

               (c) With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a report of the independent certified public accountants that audited such Financial Statements stating that nothing came to their attention that caused them to believe that the Borrowers failed to comply with the financial covenants of this Agreement, except as described in their report.

               (d) With each of the Financial Statements delivered pursuant to Section 5.2(a), (b) and (e), a certificate of a Responsible Officer of the Parent setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in Sections 7.22 through 7.25 during the period covered in such Financial Statements and as of the end thereof and stating that, except as otherwise explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as of the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Borrowers are, as of the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month. If such certificate discloses that a representation or warranty is not correct or complete in all material respects, or that a covenant has not been complied with in all material respects, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto. At the request of the Agent, Borrowers shall participate in a conference call with Agent and the Lenders on a monthly basis for purposes of describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements explaining any variances to the corresponding figures in the budgets and prior Fiscal Year financial statements previously delivered to Agent.

               (e) Within fifty (50) days after the end of each fiscal quarter, the quarterly consolidated financial statements for such quarter of the Parent and its Subsidiaries for such quarter. For avoidance of doubt, delivery of the quarterly report on Exchange Form 10-Q of the Parent shall satisfy the delivery request set forth above in this Section 5.2(e). In addition and together with such quarterly statements, the Borrowers shall provide the Agent with (i) a reconciliation of the Parent's 10-Q Statements for such quarter against the monthly unaudited consolidated and consolidating balance sheets and income statements of operations of the Parent and each of the Reporting Segments, such reconciliation to be in form and substance acceptable to Agent (it being agreed for avoidance of doubt that such reconciliation statements if delivered in the form delivered to Agent prior to the Closing Date shall be deemed to be in acceptable form), and (ii) consolidating statements corresponding to those described in Section 5.2(e)(i) reflecting separately the results of operations during such quarter for (A) the Borrower, and (B) the Subsidiaries that are not Borrowers.

               (f) On or before the earlier of (i) January 31 of each Fiscal Year or (ii) three (3) Business Days after the date they are prepared, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for the Parent and its Subsidiaries as of the end of and for each month of such Fiscal Year.

               (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Borrowers.

               (h) Promptly upon the same becoming publicly available, copies of all reports, if any, to or other documents, in each case, that have any material importance filed by any of the Borrowers with the Securities and Exchange Commission under the Exchange Act, and all material reports, notices, or statements sent or received by any of the Borrowers to or from the holders of any equity interests of the Parent (specifically excluding routine non-material correspondence sent by shareholders of the Parent to the Parent) or any such Borrower or of any Debt of any of the Borrowers registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

               (i) As soon as available, but in any event not later than 15 days after any Borrower's receipt thereof, a copy of all final management reports and final management letters prepared for the Borrowers by any independent certified public accountants of the Borrowers.

               (j) Concurrently with their distribution, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.

               (k) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by the Parent or by any of the other Borrowers.

               (l) As soon as available, but in any event not later than 15 days after any Borrower's receipt thereof, a copy of all appraisals of any portion of the Collateral.

               (m) If requested by the Agent, each of the Parent and the other Borrowers or the Parent and its Subsidiaries, as applicable, shall restate any of the financial statements or other information required to be delivered pursuant to this Section 5.2 to reflect GAAP as in effect on the Closing Date, adjusting such Financial Statements and information to eliminate the effects of changes in GAAP from the Closing Date to the original date of delivery of such financial statements or information.

               (n) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any other Borrower.

         5.3 Notices to the Lenders. Each Borrower shall notify the Agent and the Lenders in writing of the following matters as to any such Borrower at the following times:

               (a) immediately after any Responsible Officer becomes aware of any Default or Event of Default;

               (b) immediately after any Responsible Officer becomes aware of the assertion by the holder of any capital stock of any Borrower or the holder of any Debt of any Borrower in a face amount in excess of $3,000,000 that a default exists with respect thereto or that such Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

               (c) immediately after any Responsible Officer becomes aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

               (d) immediately after any Responsible Officer becomes aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

               (e) immediately after any Responsible Officer becomes aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent or any of the other Borrowers in a manner which could reasonably be expected to have a Material Adverse Effect;

               (f) immediately after any Responsible Officer becomes aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Parent or any other Borrower which could reasonably be expected to have a Material Adverse Effect;

               (g) immediately after any Responsible Officer's receipt of any notice of any violation by the Parent or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Parent or any other Borrower is not in compliance with any Environmental Law or is investigating the Parent's or such other Borrower's compliance therewith;

               (h) immediately after any Responsible Officer's receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any other Borrower is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $5,000,000;

               (i) immediately after any Responsible Officer's receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent or any of its Subsidiaries;

               (j) any change in any Borrower's name, state of organization, locations of Collateral, or form of organization, trade names under which such Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

               (k) within ten (10) Business Days after the Parent or any ERISA Affiliate knows that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred or will occur, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

               (l) upon request, or, in the event that such filing reflects a material change with respect to the matters covered thereby, within ten
(10) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed by the Parent or any ERISA Affiliate with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrowers or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed by Parent or any ERISA Affiliate with the PBGC, the DOL or the IRS, with respect to each Plan by either the Parent or any ERISA Affiliate;

               (m) upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within ten (10) Business Days after receipt thereof by the Borrowers or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of any withdrawal liability on any Borrower or any ERISA Affiliate;

               (n) within ten (10) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Borrower's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan by Parent or any ERISA Affiliate to which the Parent or any ERISA Affiliate was not previously contributing;
(ii) any failure by the Parent or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or (iii) the establishment of a Foreign Plan by any Borrower or the commencement of contributions by any Borrower to a Foreign Plan; or

               (o) within ten (10) Business Days after the Parent or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated or become insolvent or involved in a reorganization; or (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan.

               Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Parent, any other Borrower, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                 ARTICLE 6
                   GENERAL WARRANTIES AND REPRESENTATIONS

         EACH BORROWER warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

         6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Borrower has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Borrower has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Borrower, and constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, reorganization, moratoriums or other similar loans affecting the rights and remedies of creditors generally). The execution, delivery, and performance of this Agreement by each Borrower and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Borrower or any of its Subsidiaries, by reason of the terms of (a) any material mortgage, lease, indenture, contract, agreement or instrument to which such Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to such Borrower, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of any Borrower.

         6.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and following the filing of the applicable financing statements, the recordation of the Mortgages, and any other filings or registrations necessary to perfect the Agent's Lien in the Collateral, such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (a), (c), (d), (e), (g), (h) and (i) of the definition of Permitted Liens or that consist of Liens identified in Section 7.18(c) and (e) or that are listed on Schedule 6.9 and that are superior to the Liens of Agent, or, in the case of the Lien in favor of the Revolver Agent or the Lien of any institution refinancing the Permitted Revolver Obligations (to the extent any such refinancing conforms with the definition of "Bank Claims" set forth in the Intercreditor Agreement), are subject to the provisions of Intercreditor Agreement, and are enforceable against the Borrowers and all third parties.

         6.3 Organization and Qualification. Each Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on
Schedule 6.3 as updated from time to time, upon written notice to Agent from Borrowers (it being understood and agreed that for purposes of this Section 6.3 and Sections 6.4, 6.5, 6.11, 6.12, 6.13, 6.14 and 6.16 and the
Schedules to the Security Agreement, such updating shall be permitted but only while no Default or Event of Default exists and only if Agent, in its reasonable discretion, does not object to any such updating and said schedule shall be deemed to be updated in accordance with written notice from Borrowers accompanied by the updated information, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business except for any jurisdictions in which the failure to so qualify would not create a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property.

         6.4 Corporate Name; Prior Transactions. Except as set forth on
Schedule 6.4 as updated from time to time, each Borrower has not, during the five (5) years prior to the date hereof, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business except (i) to the extent disclosed in writing to Agent or (ii) in connection with activities involving Litton Industries and Western Atlas corporations as set forth in the Parent's 10-K statements.

         6.5 Subsidiaries and Affiliates. Schedule 6.5, as updated from time to time, is a correct and complete list of the name and relationship to the Borrowers of each and all of the Parent's and the other Borrowers' Subsidiaries and other Affiliates. Except for Factory Power, (i) no domestic Subsidiary that is not a Borrower has assets valued at a net tangible book value of more than $1,000,000 and (ii) all domestic Subsidiaries that are not Borrowers taken as a whole do not have assets valued at a net tangible book value of more than $2,000,000. As of the Closing Date, Factory Power has assets valued at the greater of fair market value or net tangible book value of approximately $1,360,000.

         6.6 Financial Statements and Projections.

               (a) The Parent has delivered to the Agent the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its Subsidiaries as of December 31, 2000, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrowers' independent certified public accountants, Deloitte & Touche. The Parent has also delivered to the Agent the Consolidating Schedules of the Borrowers and of the Parent and its Subsidiaries as of March 31, 2001 together with a reconciliation of such statements in form and substance acceptable to Agent. All such financial statements have been prepared in accordance with GAAP (subject in the case of unaudited financial statements to the addition of footnotes and normal year-end adjustments) and present accurately and fairly in all material respects the financial position of the Borrowers as of the dates thereof and their results of operations for the periods then ended.

               (b) The Latest Projections when submitted to the Agent as required herein represent the Borrowers' good faith estimate of the future financial performance of the Parent and its Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Agent, it being understood by the Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

         6.7 Capitalization. Schedule 6.7 sets forth, as of the Closing Date, a true and complete listing of each class of each Borrower's authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 6.7. As of the Closing Date, all Borrowers (other than the Parent) are wholly-owned Subsidiaries of the Parent.

         6.8 Solvency. Each Borrower is Solvent prior to and after giving effect to extensions of credit to be made on the Closing Date and shall remain Solvent during the term of this Agreement.

         6.9 Debt. After giving effect to the making of the Term Loan to be made on the Closing Date, the Parent and its domestic Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.9, and
(c) Debt not prohibited by Section 7.13. Schedule 6.9 sets forth the Debt of the foreign Subsidiaries of the Borrowers as of the Closing Date. As of the Closing Date but before giving effect to the transactions contemplated herein and in the Revolving Credit Documents, the aggregate amount of all Debt (for purposes of this sentence, as such term is defined in the Indenture) secured by Restricted Collateral (but other than such Debt that is secured by mortgages permitted by clauses (1) through (7) of Section 1008 of the Indenture) plus all Attributable Debt (as such term is defined in the Indenture) of Parent and its domestic Subsidiaries in respect of Sale and Leaseback Transactions (as such term is defined in the Indenture; but other than such Sale and Leaseback Transactions permitted by clauses
(1) through (4) of Section 1009 of the Indenture) with respect to Operating Properties (as such term is defined in the Indenture) is not greater than $40,000,000. As of the Closing Date, the foregoing amount plus the Obligations plus the Debt incurred pursuant to the Revolving Credit Documents secured by Restricted Collateral does not exceed the aggregate $150,000,000 limitation set forth in the lead-in to Section 1008 of the Indenture.

         6.10 Distributions. Since December 31, 2000, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent except as set forth on Schedule 6.10.

         6.11 Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Parent and all Real Estate owned by any Borrower, all leases and subleases of real or personal property held by the Borrowers as lessee or sublessee, and all leases and subleases of real or personal property held by the Borrowers as lessor, or sublessor, in each case, as to which the interests of the relevant Borrower has a book value or estimated fair market value in excess of $750,000. Each of such leases and subleases is valid and enforceable against the applicable Borrower in accordance with its terms and is in full force and effect, and no material default by any Borrower to any such lease or sublease exists. The Borrowers have good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by the Borrowers, or valid leasehold interests in all Real Estate designated therein as "leased" by the Borrowers. The Borrowers have good, indefeasible, and merchantable title to all of their other property reflected on the March 31, 2001 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens. All of the statements made by or on behalf of the Parent or any Subsidiary and contained in any exhibit, report, statement or certificate furnished by or on behalf of the Parent or any Subsidiary to any appraiser of the Real Estate in connection with the transactions contemplated by this Agreement are true, correct, and complete in all material respects and do not omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.12 Proprietary Rights. Schedule 6.12, as updated from time to time to the best knowledge of the Borrowers, sets forth a correct and complete list in all material respects of the Proprietary Rights of the Borrowers. To the best of each Borrower's knowledge, no material portion of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the best of each Borrower's knowledge and except as disclosed in writing to Agent prior to the Closing Date, none of the Proprietary Rights infringes on or conflicts to any material extent with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights in a manner that could reasonably be expected to result in a Material Adverse Effect. The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and anticipated future conduct of the businesses of the Borrowers.

         6.13 Trade Names. All trade names or styles under which the Parent or any of the other Borrowers will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on
Schedule 6.13, as updated from time to time.

         6.14 Litigation. Except as set forth on Schedule 6.14 as updated from time to time, there is no pending, or to the best of each Borrower's knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of each Borrower's knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

         6.15 Labor Disputes. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Parent or any of the other Borrowers, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Parent or any of the other Borrowers or for any similar purpose, and (d) there is no pending or (to the best of each Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent, any of the other Borrowers or their employees, which, with reference to this Section 6.15(d), could reasonably be expected to have a Material Adverse Effect.

         6.16 [Intentionally Omitted].

         6.17 No Violation of Law. Neither the Parent nor any of the other Borrowers is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         6.18 No Default. Neither the Parent nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Parent or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         6.19 ERISA Compliance. Except as specifically disclosed in
Schedule 6.19:

               (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. The Parent and each ERISA Affiliate has made all required contributions in all material respects to any Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

               (b) There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or Foreign Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any material Unfunded Pension Liability; (iii) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

               (d) Neither Parent nor any of its ERISA Affiliates sponsors, maintains, contributes to, or has any obligation to contribute to a Multi-employer Plan.

         6.20 Taxes. The Parent and its Subsidiaries have filed all federal and other tax returns and reports required to be filed except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         6.21 Regulated Entities. No Borrower and no Person controlling a Borrower is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         6.22 Use of Proceeds; Margin Regulations. The proceeds of the Term Loan are to be used solely (i) for working capital, capital expenditures and other lawful corporate purposes; and (ii) to refinance existing indebtedness under certain pre-existing credit facilities. Neither the Parent nor any other Borrower is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.23 Copyrights, Patents, Trademarks and Licenses, etc. The Borrowers own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary and material for the operation of their businesses, without material conflict with the rights of any other Person. To the best knowledge of each Borrower and except as otherwise previously disclosed to Agent in writing, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any other Borrower infringes to any material extent upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or to the knowledge of each Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of each Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.24 No Material Adverse Change. No Material Adverse Effect has occurred since the latest date of the Financial Statements previously delivered to the Lenders.

         6.25 Full Disclosure. None of the representations or warranties made by the Parent or any other Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Parent or any other Borrower in connection with the Loan Documents (including the materials delivered by or on behalf of the Borrowers to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.26 Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which the Parent or any of the other Borrowers is a party or is bound as of the date hereof. For avoidance of doubt, "material" in the context only of the preceding sentence means material within the purview of the requirements of the Exchange Act with respect to the Parent's obligations under the Exchange Act to disclose all material agreements and contracts.

         6.27 Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all material bank accounts maintained by each Borrower with any bank or other financial institution.

         6.28 Governmental Authorization. Except for the filing of financing statements, the recordation of the Mortgages, any other filings or registrations necessary to perfect the Agent's security interest in the Collateral, and any required filings with the Securities and Exchange Commission or any applicable state securities regulators, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrowers or any of their Subsidiaries of this Agreement or any other Loan Document.

         6.29 Transfer Pricing Between Affiliates. Each Borrower is in compliance with and utilizes the arms-length standard for course of dealing transactions applicable to Affiliates as contemplated in Section 482 of the Code, as amended and the regulations promulgated thereunder, such that no material amount of Taxes are due and owing and unpaid as a result of any such transaction or series of transactions.

                                 ARTICLE 7
                     AFFIRMATIVE AND NEGATIVE COVENANTS

         EACH BORROWER covenants to the Agent and each Lender that so long as any of the non-contingent Obligations remain outstanding or this Agreement is in effect:

         7.1 Taxes and Other Obligations. Each Borrower shall (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by each of them and all material claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it to the extent such Debt and such claims would otherwise exceed $5,000,000 in the aggregate for all Borrowers; provided, however, so long as the Parent has notified the Agent in writing, neither the Parent nor any of the other domestic Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Parent or any other domestic Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

         7.2 Legal Existence and Good Standing. Subject to the provisions of Section 7.9, each Borrower shall maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect; provided, however, that provided no Default or Event of Default then exists and provided there is no significant increase in the respective assets owned by each of R & B and M M & E subsequent to the Closing Date and so long as any assets of R & B and M M & E that constitute Collateral continue to be subject to a security interest having the priority specified herein and in the Intercreditor Agreement, Borrowers may terminate the operations R & B or M M & E, or both, dissolve that entity or entities and distribute the proceeds in accordance with applicable provisions of the Intercreditor Agreement to Agent for the benefit of Lenders and to the Revolver Agent.

         7.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Borrower shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws (in the case of Environmental Laws, to the extent set forth in the Mortgages)). Each Borrower shall obtain and maintain all patents, trademarks, licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date or as otherwise permitted under Section 7.17. No Borrower shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

         7.4 Maintenance of Property; Inspection of Property.

               (a) Each Borrower shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted, including specifically without limitation all patents, trademarks, licenses and other intellectual property.

               (b) Each Borrower shall permit representatives and independent contractors of the Agent (at the expense of the Borrowers provided such expenses are reasonable under the circumstances to visit up to four times annually), inspect, and appraise any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Parent; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing on any number of occasions at the expense of the Borrowers at any time during normal business hours and without advance notice.

         7.5 Insurance.

               (a) Each Borrower shall maintain, and shall cause each of the other Borrowers to maintain, with financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its reasonable discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts, and under policies reasonably acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, in the event that any improved Real Estate covered by the Mortgages is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), the Borrower that holds title to such Real Estate shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Each Borrower shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

               (b) The Borrowers shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Agent and consistent with the Intercreditor Agreement. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and shall contain such other terms and conditions as Agent shall require. All premiums for such insurance shall be paid by the applicable Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If any Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, at the Borrowers' expense, do so.

         7.6 Insurance and Condemnation Proceeds. The Borrowers shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral in excess of $1,000,000 in any single occurrence or $5,000,000 in any series of occurrences in any one Fiscal Year, whether or not covered by insurance. Subject to the provisions of the Intercreditor Agreement and the Mortgages, the Agent hereby is authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations as provided for in Section 3.1(b).

         7.7 [Intentionally Omitted]

         7.8 Compliance with ERISA. If a failure would result or could reasonably be expected to result in any material liability to any Borrower, each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law;
(b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions in all material respects to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         7.9 Mergers, Consolidations or Sales. Neither the Parent nor any of the other Borrowers shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any material part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for:

               (a) sales of Inventory in the ordinary course of its business,

               (b) sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by such Borrower in its business with an orderly liquidation value not to exceed $10,000,000 in any Fiscal Year,

               (c) sales or other dispositions of Borrowers' patents and trademarks in an aggregate sale price not to exceed $20,000,000 during the period beginning on the Closing Date and ending on the Maturity Date,

               (d) sales or other dispositions of assets by Borrowers that have been approved by the Agent prior to the Closing Date and which are set forth on Schedule 7.9, provided (i) in the case of sales or other dispositions of Designated Collateral, no Default or Event of Default then exists, the net proceeds received as a result of such sale are greater than net tangible book value of the assets so sold and the Net Cash Proceeds are allocated and paid as required by the Intercreditor Agreement, and (ii) in the case of dispositions of Revolver Lender Collateral, the Net Cash Proceeds of such sale or other disposition are utilized or applied in a manner not prohibited by this Agreement, the Revolving Credit Documents, or the Intercreditor Agreement,

               (e) dissolutions of Subsidiaries that are not Borrowers and dissolutions of R & B and M M & E in accordance with the provisions of
Section 7.2,

               (f) sales or other dispositions of assets not in the ordinary course of business provided (i) in the case of sales or other dispositions of Designated Collateral, (A) no Default or Event of Default then exists, (B) the net sales proceeds received from such sale or sales exceeds net tangible book value, (C) the proceeds received in the aggregate from all such sales do not exceed $10,000,000 in any Fiscal Year and do not exceed $25,000,000 during the term of this Agreement, and (D) the Net Cash Proceeds received are distributed or applied for the benefit of the Lenders and the Revolver Agent, in accordance with the provisions of the Intercreditor Agreement, and (ii) in the case of sales or other dispositions of Revolver Lender Collateral, the Net Cash Proceeds of such sale or disposition are utilized or applied in a manner not prohibited by this Agreement, the Revolving Credit Documents, or the Intercreditor Agreement,

               (g) Parent and the other Borrowers may enter into licensing agreements in the ordinary course of business provided they are consistent with reasonable business practices,

               (h) sale and leaseback transactions permitted pursuant to
Section 7.19, and

               (i) leases, in the ordinary course of Borrowers' business, of the Real Estate, provided, no Default or Event of Default then exists and after giving effect to such lease, no material portion of the Inventory or Equipment is located on the leased premises unless Agent has received estoppel letters governing access to the leased premises and containing such other assurances as Agent shall deem reasonably necessary.

         7.10 Distributions; Capital Change; Restricted Investments. Neither the Parent nor any of the other Borrowers shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (i) Distributions to the Parent by the other Borrowers, and (ii) Distributions to other Borrowers, (b) make any change in its capital structure which would reasonably be expected to have a Material Adverse Effect, or (c) make any Restricted Investment. No Borrower shall transfer any asset now or hereafter located in the United States to any office of that, or any other, Borrower located outside of the United States, except (x) to the extent such transfer is permitted in Section 7.15, or (y) if (i) the aggregate amount of all such assets [without regard to those permitted to be outside the United States pursuant to the provisions of Section 7.10(x)] is less than $3,000,000 at all times, and
(ii) such assets were transferred in the ordinary course of business and consistently with Borrowers' past business practices.

         7.11 Transactions Affecting Collateral or Obligations. Neither the Parent nor any of its domestic Subsidiaries shall enter into any transaction which could reasonably be expected to have a Material Adverse Effect.

         7.12 Guaranties. Neither the Parent nor any of its domestic Subsidiaries shall make, issue, or become liable on any Guaranty, except

               (a) Guaranties of the Obligations in favor of the Agent,

               (b) the Foreign Subsidiary Credit Facility Guaranty and only then if (i) the maximum liability of the Parent under such Guaranty is equal to or less than $30,000,000 in principal amount plus the costs of enforcement of the Guaranty, (ii) stock of the foreign Subsidiaries of the Parent has been pledged (or Parent is obligated to pledge it) to Agent, and
(iii) such Guaranty is unsecured,

               (c) unsecured Guaranties in the ordinary course of business by the Parent requested by vendors or other third parties doing business with Subsidiaries of Parent,

               (d) existing Guaranties listed on Schedule 7.12,

               (e) unsecured Guaranties of Permitted Debt,

               (f) unsecured Guaranties of intercompany obligations,

               (g) unsecured Guaranties of performance bonds entered into in the ordinary course of Borrowers' business provided the indemnification provisions contained in the performance bonds are acceptable to Agent in its reasonable discretion,

               (h) Guaranties of the Permitted Revolver Obligations so long as any such guarantor delivers to Agent contemporaneously with the Guaranty of the Permitted Revolver Obligations a guaranty of the Obligations that is substantially identical to the Guaranty of the Permitted Revolver
Obligations or that is otherwise in form and substance reasonably satisfactory to the Agent, and

               (i) other unsecured Guaranties not permitted in the preceding provisions of this Section 7.12, provided the aggregate liability of all Borrowers under such Guaranties does not exceed $5,000,000 in the aggregate at any time.

         7.13 Debt. Neither the Parent nor any of the other Borrowers shall incur or maintain any Debt, other than (collectively, the "Permitted Debt"):

               (a) the Obligations;

               (b) Debt described on Schedule 6.9;

               (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $15,000,000 at any time;

               (d) Debt incurred in connection with the execution and delivery by Borrowers of surety and bid bonds in the ordinary course of business, provided the aggregate liability of the Borrowers thereunder does not exceed $20,000,000 at any time;

               (e) Debt evidencing a refinancing, renewal or extension of
(i) any Debt described on Schedule 6.9 or (ii) the Permitted Revolver Obligations; provided that (A) in the case of the Debt described on
Schedule 6.9, (1) the principal amount thereof is not increased, (2) the Liens, if any, securing such refinanced, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refinanced, renewed or extended, (3) no Person that is not an obligor or guarantor of such Debt as of the Closing Date and after giving effect to
Section 7.28 hereof shall become an obligor or guarantor thereof except to the extent, if any, not prohibited herein, (4) the Debt that replaces the Debt that is refinanced, renewed, or extended shall not contain any new or accelerated scheduled amortizing payments of principal when compared to the Debt so refinanced, renewed, or extended, and (5) the terms of such refinancing, renewal or extension are no less favorable in the aggregate to the applicable Borrower, the Agent or the Lenders than the original Debt, and (B) in the case of the Permitted Revolver Obligations, any such refinancing, renewal or extension complies with the criteria set forth in the definition of "Bank Claims" described in the Intercreditor Agreement;

               (e) Debt consisting of Guaranties permitted pursuant to the provisions of Section 7.12;

               (f) the Permitted Revolver Obligations;

               (g) Debt evidenced by the Existing Senior Notes in a principal amount not to exceed $200,000,000 at any one time outstanding; and

               (h) other Debt in an aggregate principal amount at any time of not more than $5,000,000.

Anything contained herein or in any of the other Loan Documents to the contrary notwithstanding, neither Parent nor any of its domestic Subsidiaries shall incur any Debt (for purposes of this sentence only, as defined in the Indenture) secured by Restricted Collateral other than such Debt as exists on the Closing Date or that is permitted by clauses (1) through (7) of Section 1008 of the Indenture.

         7.14 Prepayment. Neither the Parent nor any of its domestic Subsidiaries shall voluntarily prepay any Debt, except (a) the Obligations in accordance with the terms of this Agreement, and (b) any other Debt so long as any such prepayment is made in accordance with the terms of the Revolving Credit Agreement.

         7.15 Transactions with Affiliates. Except as set forth below or as not prohibited by the provisions of the definition of Restricted Investment, neither the Parent nor any of the other Borrowers shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate that is not a Borrower, or lend or advance money or property to any Affiliate that is not a Borrower, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate that is not a Borrower, or become liable on any Guaranty (other than Guaranties permitted under Section 7.12) of the indebtedness, dividends, or other obligations of any Affiliate that is not a Borrower. The foregoing notwithstanding, while no Event of Default has occurred and is continuing, Borrowers may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Borrowers than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and otherwise in compliance with the provisions, if applicable, of Section 482 of the Code. For avoidance of doubt, if the referenced transactions result in the creation of Accounts owed by Foreign Affiliate(s) to one or more of the Borrowers, such transactions shall be deemed to comply with the requirements of the preceding sentence for so long as either (i) the amount of such Accounts is less than $33,000,000 in the aggregate, or (ii) (A) prior to the date the Credit Facility of the Foreign Subsidiaries is put in place, the DSO associated with such Accounts is less than one hundred eighty (180) days, or (B) after the date the Credit Facility of the Foreign Subsidiaries is put in place, the DSO associated with such Accounts is less than one hundred sixty-five (165) days.

         7.16 Investment Banking and Finder's Fees. Neither the Parent nor any of its domestic Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement, except as set forth in that certain agreement between the Borrowers and Agent, dated as of May 15, 2001. The Borrowers shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that any Borrower is obligated to pay for any such fees, and all costs and expenses (including reasonable attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

         7.17 Business Conducted. The Parent shall not, and shall not permit any of the other Borrowers to, engage directly or indirectly, in any general line of business other than the businesses in which the Parent and the other Borrowers are engaged on the Closing Date.

         7.18 Liens. Neither the Parent nor any of the other Borrowers shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except (a) Permitted Liens, provided that the amount of cash and cash equivalents subject to Liens to third parties on the Closing Date relating to Liens identified in clause
(i) of the definition of "Permitted Liens" shall not exceed in the aggregate $5,150,000 and the amount thereof after the Closing Date shall not at any time exceed $5,150,000 in the aggregate, (b) Liens, if any, in effect as of the Closing Date and described in Schedule 6.9 securing Debt described in Schedule 6.9 and any permitted refinancings, renewals, or extensions of such Debt, (c) Liens securing Capital Leases and purchase money Debt permitted in Section 7.13, (d) other Liens securing liabilities in an aggregate amount not to exceed $5,000,000 at any time; provided, however, that such Liens may not extend to the real property comprising the Headquarters Property, and (e) Liens on property acquired by Borrowers that is subject to such Liens at the time of acquisition, provided the Debt secured by such Liens constitutes Permitted Debt or such Liens are otherwise permitted under Section 7.18(c) or 7.18(d).

         7.19 Sale and Leaseback Transactions. Neither the Parent nor any of the other Borrowers shall, directly or indirectly, enter into any arrangement with any Person providing for the Parent or any other Borrower to lease or rent property that the Parent or such other Borrower has sold or will sell or otherwise transfer to such Person unless (a) no Default or Event of Default exists, (b) the net tangible book value of the assets so sold is less than $15,000,000 in the aggregate in any Fiscal Year or the transaction is listed and described on Schedule 7.19 hereto, (c) in the case of the transactions listed on Schedule 7.19, the transaction is completed in a manner consistent with the description on Schedule 7.19, and
(d) the Net Cash Proceeds realized as a result of such sale and leaseback transaction have been tendered to the Lenders as a mandatory prepayment of the Term Loans in accordance with Section 3.1(b); provided, however, that none of the Borrowers shall enter into any sale and leaseback transaction (except Sale and Leaseback Transactions (as currently defined in the Indenture) permitted by clauses (1) through (4) of Section 1009 of the Indenture) if the Attributable Debt (as currently defined in the Indenture) in respect of such sale and leaseback transaction exceeds an amount equal to (i) $125,000,000, minus (ii) the sum of (A) the aggregate amount of Debt (as currently defined in the Indenture) owed at such time by Parent and its domestic Subsidiaries and secured by Restricted Collateral (other than Debt described in clause (iii) below and Debt under the Loan Documents) plus (B) the aggregate amount of Attributable Debt (as currently defined in the Indenture) of Parent and its domestic Subsidiaries existing at such time (except for Sale and Leaseback Transactions (as currently defined in the Indenture) permitted by clauses (1) through (4) of Section 1009 of the Indenture), minus (iii) the amount of Debt (as currently defined in the Indenture) in respect of the Obligations at such time after taking into account any repayment thereof from the Net Cash Proceeds of such sale and leaseback transaction, and Parent has delivered to Agent a certificate executed by a Responsible Officer of the Parent certifying as to such calculation. For avoidance of doubt, it is understood and agreed that the provisions of this Section 7.19 are designed to restrict and control Borrowers' rights with respect to sale and leaseback or similar transactions, not the execution and delivery of non-capitalized operating leases.

         7.20 New Subsidiaries. The Parent shall not, directly or indirectly, organize, create, acquire or permit to exist any domestic Subsidiary other than those listed on Schedule 6.5 or unless the value of any such Subsidiary's assets at the greater of fair market value or net tangible book value (a) is less than $1,000,000, and (b) together with the value of the assets of all Subsidiaries that are not Borrowers (other than Factory Power) at the greater of fair market value or net tangible book value is less than $2,000,000.

         7.21 Fiscal Year. No Borrower shall change its Fiscal Year.

         7.22 Fixed Charge Coverage Ratio. Except to the extent set forth to the contrary below in this Section 7.22 with respect to the periods ending September 30, 2001 and December 31, 2001, the Parent and its Subsidiaries will maintain a Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ended on the last day of each fiscal quarter set forth below (or with respect to the fiscal quarters ending on or before June 30, 2001, measured for the period commencing on July 1, 2001 and ending on the last day of such fiscal quarter) of not less than the respective ratio set forth below opposite each such fiscal quarter:

           Period Ending                         Fixed Charge Coverage Ratio

           September 30, 2001                         .75 : 1.00
           December 31, 2001                          .90 : 1.00
           March 31, 2002                            1.00 : 1.00
           June 30, 2002                             1.00 : 1.00
           September 30, 2002                        1.00 : 1.00
           December 31, 2002                         1.00 : 1.00
           March 31, 2003                            1.10 : 1.00
           June 30, 2003                             1.10 : 1.00
           September 30, 2003                        1.10 : 1.00
           December 31, 2003                         1.10 : 1.00
           March 31, 2004                            1.10 : 1.00
           June 30, 2004                             1.10 : 1.00

               (a) If Parent and its Subsidiaries fail to maintain a Fixed Charge Coverage Ratio of .75 to 1.00 for the three (3) month period ended September 30, 2001, or if Borrowers fail to deliver timely the quarterly Financial Statements for the period ended September 30, 2001, pursuant to
Section 5.2(e) and without regard to any payment that may have been required pursuant to Section 7.22(b) below, Borrowers shall immediately pay to Agent for the pro rata benefit of the Lenders a Fixed Charge Coverage Ratio Deficiency Fee of $375,000 concurrently with the earlier of the date Borrowers deliver, or are obligated to deliver, the Financial Statements required pursuant to Section 5.2(e) to Agent for the period ended September 30, 2001 (which fee will be refunded if the applicable Financial Statements when delivered to and approved by Agent reflect a Fixed Charge Coverage Ratio of .75 to 1.00 for such period). If Borrowers timely deliver such quarterly Financial Statements and the Fixed Charge Coverage Ratio reflected therein is at least .50 to 1.00 but less than .75 to 1.00 and thereafter Borrowers continuously maintain daily Availability (as such term is defined and determined in accordance with the Revolving Credit Agreement) of at least $25,000,000 from October 1, 2001 through the date the Financial Statements for the period ending December 31, 2001 are delivered to Agent, no Event of Default shall be deemed to have occurred. If such quarterly Financial Statements reflect a Fixed Charge Coverage Ratio of (i) less than .50 to 1.00 as of September 30, 2001 measured as set forth above, or (ii) equal to or greater than .50 to 1.00 but less than .75 to 1.00 and Borrowers fail to maintain daily Availability (as such term is defined and determined in accordance with the Revolving Credit Agreement) of at least $25,000,000 from October 1, 2001 through the date the Financial Statements for the period ending December 31, 2001 are delivered to Agents, then in either such case under this Section 7.22(a)(i) or (a)(ii), an Event of Default shall be deemed to have occurred.

               (b) If Parent and its Subsidiaries fail to maintain a Fixed Charge Coverage Ratio of .90 to 1.00 for the six (6) month period ended December 31, 2001, or if Borrowers fail to deliver timely the annual Financial Statements for the period ended December 31, 2001, pursuant to
Section 5.2(a), Borrowers shall immediately pay to Agent for the pro rata benefit of the Lenders and without regard to any payment that may have been required pursuant to Section 7.22(a) above, a Fixed Charge Coverage Ratio Deficiency Fee of $375,000 concurrently with earlier of the date Borrowers deliver, or are obligated to deliver, the Financial Statements required pursuant to Section 5.2(a) to Agent for the period ended December 31, 2001 (which fee will be refunded if the applicable Financial Statements when delivered to and approved by Agent reflect a Fixed Charge Coverage Ratio of
 .90 to 1.00 for such period). If Borrowers timely deliver such quarterly Financial Statements and the Fixed Charge Coverage Ratio reflected therein is at least .75 to 1.00 and thereafter Borrowers continuously maintain daily Availability (as such term is defined and determined in accordance with the Revolving Credit Agreement) of at least $25,000,000 from December 31, 2001 through the date the Financial Statements for the period ending March 31, 2002 are delivered to Agent, no Event of Default shall be deemed to have occurred. If such quarterly Financial Statements reflect a Fixed Charge Coverage Ratio of (i) less than .75 to 1.00 as of December 31, 2001 measured as set forth above or (ii) equal to or greater than .75 to 1.00 but less than .90 to 1.00 and Borrowers fail to maintain daily Availability (as such term is defined and determined in accordance with the Revolving Credit Facility) of at least $25,000,000 for each day from December 31, 2001 through the date the Financial Statements for the period ending March 31, 2002 are delivered to Agent, then in either such case under this
Section 7.22(b)(i) or (b)(ii), an Event of Default shall be deemed to have occurred.

         7.23 Minimum EBITDA. The Borrowers shall generate EBITDA of not less than $0 during each quarter of the term of this Agreement.

         7.24 Minimum Tangible Net Worth. The Parent and its Subsidiaries will maintain a Tangible Net Worth as of the end of each month during the periods set forth below of not less than the respective amount set forth below opposite each such period:

                   Month                                          Amount
                   -----                                          ------
      July 31, 2001 through November 30, 2002                   $310,000,000
      December 31, 2002 through November 30, 2003               $323,620,000
      December 31, 2003 through June 30, 2004                   $348,735,000

         7.25 Capital Expenditures. Capital Expenditures of the Parent and its Subsidiaries shall not exceed the respective amount for the respective periods set forth below:

                                                          Maximum Capital
                   Period                                  Expenditures
                   ------                                 ---------------
  January 1, 2001 through June 30, 2001                     $15,000,000
  January 1, 2001 through September 30, 2001                 25,000,000
  January 1, 2001 through December 31, 2001                  32,000,000
  January 1, 2001 through December 31, 2002                  43,000,000
  January 1, 2003 through December 31, 2003                  43,000,000
  January 1, 2004 through June 30, 2004                      43,000,000

         The limitations on Capital Expenditures for calendar year 2001 are cumulative limitations for said year measured as of the respective dates set forth above. The limitations for other calendar years are annual Capital Expenditure limitations, measured quarterly. Capital Expenditures permitted hereunder and not used during any calendar year may be carried over into a subsequent calendar year in an amount of up to $10,000,000. For purposes of the foregoing calculation, proceeds of the sale of obsolete, fully depreciated or replaced Equipment and proceeds of casualty losses or condemnation proceedings affecting Equipment that are used by the Borrowers for the purpose of Capital Expenditures shall be deducted from the calculation of Capital Expenditures for this covenant.

         7.26 [Intentionally Omitted].

         7.27 Use of Proceeds. No Borrower shall use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.28 Additional Borrowers. To the extent that the assets of any Subsidiary (other than Factory Power) that is not a Borrower at any time measured at net book value is more than $1,000,000, such Subsidiary shall execute an assumption agreement acceptable to Agent pursuant to which such Subsidiary shall immediately become a Borrower hereunder, subject to all of the obligations and liabilities of every other Borrower hereunder.

         7.29 Foreign Subsidiaries Stock Pledge. Within sixty (60) days of the Closing Date, sixty-five percent (65%) of the equity ownership interest of the Parent and the other Borrowers in their direct foreign Subsidiaries shall be pledged to Agent, for the benefit of the Lenders, pursuant to a pledge agreement and other documents, in form and substance acceptable to Agent. If the Credit Facility of the Foreign Subsidiaries is in effect, a pledge of the stock of the foreign Subsidiaries is required thereunder, and no Foreign Subsidiary Credit Facility Guaranty is then in effect or required in connection with the Credit Facility of the Foreign Subsidiaries, Agent, at the request of the Parent, shall be authorized to release the pledge of equity ownership interests of the Parent and the other Borrowers in their foreign Subsidiaries.

         7.30 Further Assurances. Each Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                 ARTICLE 8
                           CONDITIONS OF LENDING

         8.1 Conditions Precedent to Making of the Term Loan on the Closing Date. The several obligations of the Lenders to make the Term Loan on the Closing Date are subject to the following conditions precedent having been satisfied or waived in a manner satisfactory to the Agent and each Lender:

               (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and each Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

               (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date except to the extent they relate specifically and only to an earlier date.

               (c) No Default or Event of Default shall have occurred and be continuing after giving effect to the Term Loan to be made on the Closing Date.

               (d) The Agent and the Lenders shall have received such opinions of counsel for the Parent and the other Borrowers as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

               (e) The Agent shall have received ALTA title policies, in form and substance reasonably acceptable to Agent, with respect to the Mortgages.

               (f) The Agent shall have received each of the material Revolving Credit Documents, in each case, duly executed and in full force and effect, and certified by the Secretary of Parent as being a true, correct, and complete copy thereof.

               (g) The Agent shall have received:

               (i) original copies of proper financing statements, duly executed by each Borrower on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Liens; and

               (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Parent and the other Borrowers except Permitted Liens and other Liens permitted pursuant to Section 7.18.

               (h) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

               (i) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

               (j) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

               (k) All proceedings taken in connection with the execution of this Agreement, all Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

               (l) Agent shall have received such evidence as the Agent may require demonstrating that the Borrowers have received not less than $115,000,000 in unrestricted cash proceeds from the Pension Reversion.

               (m) The completion by Agent of its due diligence in connection with the Loan Documents, with the results thereof being acceptable to Agent.

               (n) The execution and delivery by Agent and Revolver Agent of an Intercreditor Agreement in form and substance satisfactory to Agent and the Lenders.

               (o) The Borrowers shall have no liability under the (i) Foreign Bank Guaranties and (ii) corporate Guaranties to banks reflected on
Schedule 8.1(o) shall have terminated.

               (p) Stock pledges in favor of Agent pursuant to documents approved by Agent of the stock of the Borrowers other than the Parent.

               (q) Without limiting the generality of the items described above, the Borrowers and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Agent to the Borrowers prior to the Closing Date.

         The acceptance by the Borrowers of the Term Loan made on the Closing Date shall be deemed to be a representation and warranty made by each Borrower to the effect that all of the conditions precedent to the making of such Term Loan have been satisfied or waived by the Lenders, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of each Borrower, dated the Closing Date, to such effect.

         Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this
Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender

                                 ARTICLE 9
                             DEFAULT; REMEDIES

         9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

               (a) any failure by any Borrower to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder within three (3) Business Days of the date due, whether upon demand or otherwise;

               (b) any representation or warranty made or deemed made by any Borrower in this Agreement or by the Parent or any of the other Borrowers in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Parent or any of the other Borrowers under the Loan Documents at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

               (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(l), 7.2, 7.5, 7.9 through 7.29 herein, or in Section 11 of the Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Section 5.2 (other than 5.2(l)) or in Section 5.3 and such default shall continue for three (3) days or more; (iii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections
7.4 or 7.7 and such default shall continue for thirty (30) days or more after the date that any Responsible Officer has knowledge of the existence of such default; or (iv) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which the Parent or any other Borrower and the Agent or any Lender are party and such default shall continue for thirty (30) days or more;

               (d) any default shall occur (i) with respect to any Debt (other than the Obligations) of the Parent or any of the other Borrowers in
(A) the individual outstanding principal amount of which exceeds $5,000,000, or (B) the aggregate principal amount of which exceeds $5,000,000, or (ii) under any agreement(s) or instrument(s) under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by the Parent or any of the other Borrowers, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by regularly scheduled required prepayment(s)) prior to the stated maturity thereof due to a default thereunder;

               (e) any Borrower shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any material part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

               (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Borrower or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

               (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Borrower or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against all or any material part of the property of any Borrower;

               (h) any Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, except as otherwise permitted under Section 7.9 (other than pursuant to the terms hereof at a time when, or after giving effect to such termination, no Default or Event of Default occurs);

               (i) all or any material part of the property of any Borrower shall be nationalized or expropriated, seized or otherwise appropriated, or custody or control of such property or of any such Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

               (j) any Loan Document shall be terminated (other than pursuant to the terms hereof at a time when or after giving effect to such termination no Default or Event of Default occurs), revoked or declared void or invalid or unenforceable or challenged by any Borrower or in writing by any other obligor;

               (k) one or more judgments, orders, decrees or arbitration awards is entered against any one or more of the Borrowers involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $3,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

               (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Parent or any other Borrower occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

               (m) there is filed against the Parent or any of the other Borrowers any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

               (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect except as otherwise permitted by its terms or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

               (o) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any one or more of the Borrowers under ERISA or the Code to anyone (excluding any excise or other taxes under the Code that the Parent has paid is obligated to pay in connection with the Pension Reversion) in an aggregate amount in excess of $20,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $50,000,000; (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $20,000,000; or (iv) all the Foreign Plans in the aggregate have liabilities in excess of assets (determined in accordance with the assumptions under such Foreign Plan and under applicable law used for funding the Foreign Plan pursuant to reasonable accounting standards) in an amount which would result or could reasonably be expected to result in a Material Adverse Effect;

               (p) there occurs a Change of Control;

               (q) Parent makes, voluntarily or involuntarily, a payment or a series of payments under any Guaranty described in Section 7.12(c) relating to an event giving rise to payment liability under such Guaranty in respect of a Subsidiary that is not a Borrower in an aggregate amount of $1,000,000 or more and after giving effect to such payment, Availability (as such term is defined and determined in the Revolving Credit Agreement) is not then the greater of (i) at least three (3) times the amount of such payment (or in the case of multiple payments under a single Guaranty, three
(3) times the aggregate amount of such payments), or (ii) $10,000,000; or

               (r) there occurs an event having a Material Adverse Effect.

         9.2 Remedies.

               (a) If an Event of Default exists, the Agent may, or shall at the direction of the Majority Lenders, at any time, without notice to or demand on the Borrowers: (A) declare the Term Loan and/or any other of the Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Term Loan and all other Obligations shall automatically become immediately due and payable without notice or demand of any kind, and (B) pursue its other rights and remedies under the Loan Documents and applicable law.

               (b) If an Event of Default has occurred and is continuing:
(i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to each Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to each Borrower's address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives to the maximum extent permitted by applicable law: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required;
(B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. During the existence of an Event of Default, the Agent is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, solely for the limited purpose of completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including reasonable attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

               (c) If an Event of Default occurs and is continuing, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing, except with respect to notices that are required as a matter of law and cannot be waived.

                                ARTICLE 10
                                    TERM

         10.1 Term. The Term Loan shall be repaid in full in immediately available funds on the Maturity Date unless sooner prepaid in accordance with the terms hereof.

                                ARTICLE 11
        AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         11.1 Amendments and Waivers.

               (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by the Agent, all the Lenders and the Borrowers, do any of the following:

               (i) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (ii) reduce the principal of, or the rate of interest specified herein on the Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

               (iii) change the percentage of the aggregate unpaid principal amount of the Term Loan which is required for the Lenders or any of them to take any action hereunder;

               (iv) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

               (v) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11; or

               (vi) change the definition of "Majority Lenders."

provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

               (b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

               (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

               (i) requiring the consent of all Lenders, the consent of Majority Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

               (ii) requiring the consent of Majority Lenders, the consent of Majority Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Parent's request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, not to be unreasonably withheld, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' interests in the Obligations then outstanding for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

         11.2 Assignments; Participations.

               (a) Any Lender may, upon prior written notice to the Agent and in consultation with the Parent (which consultation shall not be binding on such Lender or the Agent), assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable part of all, of the Term Loan and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000; provided, however, that, unless an assignor Lender has assigned and delegated all of its Pro Rata Share of the Term Loan, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains an interest in the Obligations in a minimum amount of $5,000,000; provided, however, that that there shall be no such limitations or restrictions in connection with the assignments contemplated on or about the Closing Date (the "Closing Date Assignments") or in connection with any subsequent assignments by the Lenders party to the Agreement immediately after giving effect to the Closing Date Assignments to any Affiliate, fund, or other investment vehicle organized, controlled or managed by any such Lender; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Parent and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Parent and the Agent an Assignment and Acceptance in substantially the form of Exhibit C ("Assignment and Acceptance") together with any note or notes subject to such assignment; and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. The Borrowers agree to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Term Loan in accordance herewith. In connection with any assignment hereunder, each Lender agrees to return to Parent any old Term Notes marked cancelled promptly upon the consummation of any assignment hereunder so long as such Lender has received a substitute Term Note evidencing its Pro Rata Share of the Term Loan, if any, after giving effect to the assignment.

               (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrowers to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto;
(iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon satisfaction of the requirements of
Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the respective Pro Rata Shares of the Term Loan arising therefrom. The portion of the Term Loan allocated to each Assignee shall reduce the Pro Rata Share of the Term Loan of the assigning Lender pro tanto.

               (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Borrower (a "Participant") participating interests in such Lender's Pro Rata Share of the Term Loan and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (ii) and (iii), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

               (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                ARTICLE 12
                                 THE AGENT

         12.1 Appointment and Authorization. Each Lender hereby designates and appoints SVIM as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and no Borrower shall have any rights as a third party beneficiary of any of the provisions contained in this Article 12 (except for the provisions of Section 12.10, 12.11(a), 12.11(b) and 12.18(d)). Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         12.3 Liability of Agent. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Parent or any other Borrower or Affiliate of the Parent, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any of the Parent's Subsidiaries or Affiliates.

         12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Parent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Parent and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

         12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         12.8 Agent in Individual Capacity. SVIM and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent and its Subsidiaries and Affiliates as though SVIM were not the Agent hereunder and without notice to or consent of the Lenders. SVIM or its Affiliates may receive information regarding the Parent, each Borrower, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Parent, or such Borrower, or such Subsidiary) and acknowledge that the Agent and SVIM shall be under no obligation to provide such information to them.

         12.9 Successor Agent. The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Parent, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event SVBF and SVBFII sells all of its Pro Rata Share of the Term Loan as part of a sale, transfer or other disposition by SVBF and SVBFII of substantially all of its loan portfolio, SVIM shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders in consultation with the Borrowers (which shall not be binding) a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Parent, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         12.10 Withholding Tax.

               (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

               (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         12.11 Collateral Matters.

               (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of this Agreement and payment and satisfaction in full in immediately available funds by Borrowers of the Term Loan and all other non-contingent Obligations then due and payable;
(ii) constituting property being sold or disposed of if Parent certifies to the Agent that the sale or disposition is made in compliance with Section
7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or
(iv) constituting property leased to any Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year with the prior written authorization of Majority Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

               (b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders (or the Majority Lenders, if applicable) of the Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days (or such shorter period to which Agent may agree) prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's reasonable opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect
of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         12.12 Restrictions on Actions by Lenders; Sharing of Payments.

               (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrowers, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

               (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         12.13 Agency for Perfection. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         12.14 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or Majority Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Majority Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Term Loan and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

         12.15 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

               (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Agent;

               (b) expressly agrees and acknowledges that neither SVIM nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or SVIM or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of each Borrower's personnel;

               (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         12.16 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

         12.17 Co-Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                ARTICLE 13
                               MISCELLANEOUS

         13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrowers and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

         13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         13.3 Governing Law; Choice of Forum; Service of Process.

               (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OTHER THAN ss.5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ONE OR MORE OF THE BORROWERS OR ONE OR MORE OF SUCH BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

               (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE APPLICABLE BORROWER CARE OF THE PARENT AT ITS ADDRESS SET FORTH IN SECTION
13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

               (d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

               (e) Notwithstanding the provisions of Section 13.3(d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lenders which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 13.3(f).

               (f) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 13.3(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

               (g) No provision of Sections 13.3(d) through (g) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

         13.4 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 13.3(d), THE BORROWERS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         13.5 Survival of Representations and Warranties. All of each Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         13.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting any Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         13.7 Fees and Expenses. Each Borrower agrees to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and each Borrower's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit), it being agreed that if no Default or Event of Default exists, Agent intends to conduct one full annual appraisal of all Collateral and a so-called "desktop" or summary appraisal of Collateral every six (6) months during each Fiscal Year and at any time when a Default or Event of Default exists, Agent may conduct as many appraisals and in such order and on such dates as Agent deems necessary and appropriate); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, each Borrower agrees to pay costs and expenses incurred by the Agent (including Attorney Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be paid by the Borrowers within 2 Business Days following demand therefor by Agent or the applicable Lender.

         13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Agent or to SVIM:

                           Special Value Investment Management LLC
                           11100 Santa Monica Boulevard, Suite 210
                           Los Angeles, California 90025
                           Attention: Mr. Mark Holdsworth
                           Telecopy No.:  (310) 566-1010

                  If to any Borrower:

                           c/o UNOVA, Inc.
                           21900 Burbank Boulevard
                           Woodland Hills, California 91367
                           Attention:  Treasurer
                           Telecopy No.:  (818) 992-2627

                  with a copy to:

                           Latham & Watkins
                           633 West Fifth Street, Suite 4000
                           Los Angeles, California 90071-2007
                           Attention: Vicki E. Marmorstein, Esq.
                           Telecopy No.:  (213) 891-8763

                  If to any Lender:

                           To such address as may be designated by such Lender in a written notice sent to all other parties hereto.

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         13.9 Waiver of Notices. Unless otherwise expressly provided herein, to the extent permitted by law each Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

         13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and permitted assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender. Subject to the provisions of
Section 11.12, the rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         13.11 Indemnity of the Agent and the Lenders by the Borrowers.

               (a) Each Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Term Loan and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Term Loan or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities") provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

               (b) Each Borrower agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Borrower's operations, business or property ; provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to any such liabilities that result from the gross negligence or willful misconduct of such Indemnified Person. This indemnity will apply whether the hazardous substance is on, under or about any Borrower's property or operations or property leased to any Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

         13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         13.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. Subject to the provisions of Section 11.1, this Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for that certain letter agreement dated as of May 15, 2001 between the Parent and Agent described in Section 2.4. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the Lenders required for such action.

         13.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         13.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         13.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Term Loan has been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         13.17 Confidentiality.

               (a) Each Borrower severally hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrowers and a general description of the Borrowers' business and may use each Borrower's name in advertising and other promotional material.

               (b) Subject to the provisions of the following sentence, each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by each Borrower and provided to the Agent or such Lender by or on behalf of such Borrower, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority;
(2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party;
(5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrowers are party or are deemed party with the Agent or such Lender, and (9) to its Affiliates. In the event the Agent or any Lender or any person to whom the Agent or any Lender transmits confidential information in accordance with this Section
13.17 becomes legally compelled to disclose such information, the Agent, applicable Lender or Person shall, unless legally constrained against doing so, use reasonable efforts (but shall have no liability for a failure to do so) to provide Borrowers with prompt notice thereof so that Borrowers may seek a protective order or other appropriate remedy to prevent any such disclosure.

         13.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

         13.19 Joint and Several Liability. The Borrowers shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives the proceeds of the Term Loan or other extensions of credit hereunder or the amount of such Term Loan received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to the Term Loan made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to the Term Loan made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

         Each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to the Term Loan or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of
(i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or Collateral for the Obligations of the other Borrowers, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtors-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of the other Borrowers under
Section 502 of the Bankruptcy code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers. With respect to each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to the Term Loan or other extensions of credit made to any of the other Borrowers hereunder, each Borrower waives, until the non-contingent monetary Obligations shall have been paid in full in immediately available funds and the Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against such Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of the Borrowers to the Agent and/or any Lender.

         Upon and during the continuance of any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

         13.20 Contribution and Indemnification among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting the Term Loan made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower "insolvent" within the meaning of Section 101(31) of the Bankruptcy Code Section of the Uniform Fraudulent Transfer Act (the "UFTA"), or Section 2 of the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or
(iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. Each agreement, consent, warranty, representation or obligation of the Borrowers hereunder shall be deemed to be made or to have been made by the Borrowers on a joint and several basis. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Documents, supersede such inconsistent provision.

         13.21 Additional Rights or Contribution. Each Borrower hereby agrees that to the extent that any individual Borrower or entity obligated hereunder shall have paid an amount hereunder or pursuant to this Agreement which would, but for this provision, render such Borrower or entity insolvent for purposes of state or federal fraudulent conveyance laws, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower hereunder to the extent such contribution would not render such other Borrower insolvent. The provisions of this Section
13.21 shall in no respect limit the obligations and liabilities of any Borrower to Agent and Lenders and each Borrower shall remain liable to Agent and Lenders for the full amount of such Borrower's Obligations hereunder.

         13.22 Agency of Parent for each other Borrower. Each of the other Borrowers appoints Parent as its agent for all purposes relevant to this Agreement, including (without limitation) the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers acting singly, or jointly, or both shall be valid and effective if given or taken only by Parent, whether or not any of the other Borrowers joins therein.

                          [signature page follows]



         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


"PARENT"

UNOVA, INC., a Delaware corporation                     J.S. MCNAMARA COMPANY, a Michigan corporation

By: /s/ Elmer C. Hull, Jr.                              By:  /s/ Elmer C. Hull, Jr.
Name:  Elmer C. Hull, Jr.                               Name:  Elmer C. Hull, Jr.
Title: Vice President and Treasurer                     Title: Vice President and Treasurer


"BORROWERS"                                             M M & E, INC., a Nevada corporation

UNOVA, INC., a Delaware corporation                     By:  /s/ Elmer C. Hull, Jr.
                                                        Name:  Elmer C. Hull, Jr.
By: /s/ Elmer C. Hull, Jr.                              Title: Vice President and Treasurer
Name:  Elmer C. Hull, Jr.
Title: Vice President and Treasurer                     INTERMEC IP CORP., a Delaware corporation

UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC.,              By:  /s/ Elmer C. Hull, Jr.
a Delaware corporation                                  Name:  Elmer C. Hull, Jr.
                                                        Title: Vice President and Treasurer
By:  /s/ Elmer C. Hull, Jr.
Name:   Elmer C. Hull, Jr.
Title:  Vice President and Treasurer

INTERMEC TECHNOLOGIES CORPORATION,
a Washington corporation

By:  /s/ Elmer C. Hull, Jr.
Name:   Elmer C. Hull, Jr.
Title:  Vice President and Treasurer

R & B MACHINE TOOL COMPANY, a
Michigan corporation

By:  /s/ Elmer C. Hull, Jr.
Name:  Elmer C. Hull, Jr.
Title: Vice President and Treasurer

UNOVA IP CORP., a Delaware corporation

By:  /s/ Elmer C. Hull, Jr.
Name:  Elmer C. Hull, Jr.
Title: Vice President and Treasurer


                                                        "AGENT"


                                                        SPECIAL VALUE INVESTMENT
                                                        MANAGEMENT, LLC, as the Agent


                                                        By: /s/ Mark Holdsworth
                                                        Name:  Mark Holdsworth
                                                        Title: Member


                                                        "LENDER"


                                                        TENNENBAUM SECURITIES, LLC


                                                        By: /s/ Mark Holdsworth
                                                        Name:  Mark Holdsworth
                                                        Title: President


                                                        "LENDERS"


                                                        MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                                        By: David L. Babson & Company Inc.,
                                                            as Investment Adviser


                                                        By: /s/ Mary Ann McCarthy
                                                        Title: Managing Director


                                                        MASSMUTUAL HIGH YIELD PARTNERS II LLC
                                                        By:  HYP Management, Inc.
                                                             as Managing Member


                                                        By:  /s/ Mary Ann McCarthy
                                                        Title: Vice President




                                  ANNEX A
                                     to
                               Loan Agreement

                                Definitions

                  Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

                  "Accounts" means all of each Borrower's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                  "Adjusted Applicable Prepayment Premium" means, as of any date of determination, an amount equal to 50% of the Applicable Prepayment Premium.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person, except with respect to a Person owning an equity interest in Parent, in which case such Person shall be deemed to be an Affiliate only if such Person owns more than fifteen percent (15%) or more of the ownership equity interest of Parent. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" means SVIM, solely in its capacity as agent for the Lenders, and any successor agent.

                  "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders and Agent pursuant to this Agreement and the other Loan Documents.

                  "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

                  "Agreement" means the Loan Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

                  "Amtech Bonds" means bonds that the Parent or the other Borrowers were required to post in connection with the business activities of Amtech Systems Corporation and its Subsidiaries, which entities were sold pursuant to that certain Stock and Asset Purchase Agreement dated June 30, 2001, among Parent, Intermec Technologies Corporation and various other entities, pursuant to which Stock and Asset Purchase Agreement the purchasers thereunder have fully indemnified Parent and the other Borrowers for any liability under said bonds.

                  "Anniversary Date" means each anniversary of the Closing
Date.

                  "Applicable Margin" means

                  (i) with respect to the Term Loan while it is a Base Rate Loan and all other Obligations, eight percent (8.0%); and

                  (ii) with respect to the Term Loan while it is a LIBOR Rate Loan, nine percent (9.0%).

                  "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the Closing Date up to the date that is the second anniversary of the Closing Date, 3.0% times the principal amount of the Term Loan to be prepaid, and (b) at all other times, 1.0% times the principal amount of the Term Loan to be prepaid.

                  "Assignee" has the meaning specified in Section 11.2(a).

                  "Assignment and Acceptance" has the meaning specified in
Section 11.2(a).

                  "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent and the reasonably allocated costs and expenses of internal legal services of the Agent, or to the extent provided in the Agreement, by the other Lenders.

                  "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.).

                  "Base Rate" means, for any day, the greater of the following rates of interest: (a) higher rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by Bank of America, N.A. based upon various factors including Bank of America, N.A.'s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate); and (b) the Federal Funds Rate plus one-half of one percent (.50%). Any change in the prime rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                  "Base Rate Loans" means the Term Loan during any period in which it bears interest based on the Base Rate.

                  "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

                  "Capital Lease" means any lease of property by any Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Borrower.

                  "Change of Control" means any of the following

                  (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of either (i) the then outstanding shares of common stock of any Borrower (the "Outstanding Borrower Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of any Borrower entitled to vote generally in the election of directors (the "Outstanding Borrower Voting Securities"); excluding, however, the following acquisitions of Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities: (i) any acquisition by any Borrower or any corporation controlled by any Borrower,
(ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by any Borrower or any corporation controlled by any Borrower, or (iii) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
(c) of this definition; or

                  (b) Individuals who, as of the Closing Date, constitute the Board of Directors ("Board") of any Borrower (the "Incumbent Board" cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a member of such Board subsequent to the Closing Date whose election, or nomination for election by any such Borrower's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (c) The approval by the shareholders of any Borrower of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Borrower (a "Business Combination"), or if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns any Borrower or all or substantially all of any Borrower's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Borrower Common Stock and Outstanding Borrower Voting Securities, as the case may be; (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by any Borrower or any corporation controlled by any Borrower or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30 percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to any Borrower prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

                  "Chattel Paper" means all of each Borrower's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986.

                  "Collateral" means all of each Borrower's real property having either an estimated fair market value or a net book value in each case of $750,000 or more and all other assets and personal property of any Person from time to time subject to Agent's Liens securing payment or performance of the Obligations, including without limitation, a pledge of 100% of the stock of all domestic Subsidiaries and, subject to Section 7.29 hereof, 65% of the stock of all foreign Subsidiaries.

                  "Consolidated Net Income" means, for any period, the net income or loss of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidating Schedules" means consolidating balance sheets and statements of operations reflecting each of the Reporting Segments (a) of the Parent and its Subsidiaries or (b) in certain instances as specified in the Agreement, of the Parent and the other Borrowers.

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

                  "Conversion Date" means the date on which a portion of the Term Loan is converted into or continued as a LIBOR Rate Loan.

                  "Corporate Officer" means any officer of Parent as set forth in Parent's bylaws.

                  "Credit Facility of the Foreign Subsidiaries" means the financial arrangements pursuant to which institutions provide financial accommodations to foreign Subsidiaries of the Parent, including, without limitation, credit, borrowings, foreign exchange contracts, letters of credit, bank guaranty and multi-currency borrowings.

                  "Debt" means, without duplication, all liabilities, obligations and indebtedness of any Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on any Borrower's property, even though the applicable Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties and (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

                  "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

                  "Designated Collateral" means, at any time prior to the date that all amounts under the Revolving Credit Agreement have been repaid and the commitments thereunder have been terminated, any Equipment or Real Estate, and at all times thereafter, any item of Collateral.

                  "Distribution" means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of the equity interests of such Person (or any options or warrants for, or other rights with respect to, such equity interests) of such Person, other than distributions in the applicable equity interests (or any options or warrants for such equity interests) of the same class; or (b) the redemption or other acquisition by such Person of any equity interests (or any options or warrants for such equity interests) of such Person.

                  "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Borrower.

                  "DOL" means the United States Department of Labor or any successor department or agency.

                  "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

                  "DSO" means Days Sales Outstanding, which for purposes of this Agreement means as of the date of measurement, the number 360 multiplied by the following quotient: (i) total Accounts then due from Foreign Affiliates as of the end of each fiscal quarter divided by (ii) the amount of Borrowers' trailing three month revenues multiplied by four (4) based on sales to Foreign Affiliates at the end of such each fiscal quarter during the term of this Agreement.

                  "EBITDA" means, for any period Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in the determination of Consolidated Net Income for such period, (i) interest expense calculated in accordance with GAAP, (ii) the provision (or benefit) for income taxes, (iii) depreciation and amortization expense, (iv) any non-recurring, non-cash charges, including, any losses attributable to the write-down of long-lived assets or impairment of intangibles (i.e., goodwill), stock based compensation and amortization of financing costs,
(v) any non-recurring, non-cash losses attributable to the sale of assets, including without limitation operating divisions or Subsidiaries, outside the ordinary course of business, and (vi) any net loss attributable to foreign exchange fluctuation, (vii) any non-recurring severance charges and restructuring expenses attributable to the permanent reduction of employees or consolidation of operations in an aggregate amount not exceeding $5,000,000 for the six (6) month period ending December 31, 2001; and minus
(b) without duplication and to the extent included in determining such Consolidated Net Income for such period, the sum of (A) any gains attributable to the sale of assets outside the ordinary course of business,
(B) any net gain attributable to foreign exchange fluctuation, and (C) any other non-cash gains, all determined on a consolidated basis in accordance with GAAP. For this purpose, a "non-cash charge" is one which involves no cash expenditure in the current Fiscal Year and a "non-cash gain" is one which involves no cash receipt in the current Fiscal Year.

                  "Eligible Assignee" means any Person other than a Person that (a) is a direct business competitor of the Parent or any of its Subsidiaries, or (b) has a direct material adverse business interest to Parent or any of its Subsidiaries.

                  "Environmental Claims" means all written claims asserted by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority of the United States, in each case relating to environmental, health, safety and land use matters.

                  "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or
(b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Equipment" means all of each Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by each Borrower and all of each Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) treated as a single employer with the Parent, the other Borrowers, or any of their respective Subsidiaries in accordance with the provisions of Section 414(b) or (c) of the Code (and Sections 414(m) and
(o) of the Code for purposes of provisions relating to Section 412 of the
Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization or insolvent, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan, or the termination, insolvency, or reorganization of a Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate, or (g) the commencement of any action or proceeding arising out of or relating to any of the transactions mentioned in Schedule 6.19 by any Governmental Authority or participants or other beneficiaries with respect to a Plan, that results or could reasonably be expected to result in a material liability to any Borrower.

                  "Event of Default" has the meaning specified in Section
9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder, as amended.

                  "Existing Senior Notes" means those certain 6.875% Notes due March 15, 2005 and the 7.00% Notes due March 15, 2008, in each case, issued by the Parent under the indenture dated as of March 11, 1998, by and between the Parent and The First National Bank of Chicago, as Trustee.

                  "Factory Power" means The Factory Power Company, an Ohio corporation.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America, N.A. on such day on such transactions as determined by the Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and
6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

                  "Fiscal Year" means the Parent's fiscal year for financial accounting purposes. The current Fiscal Year of the Parent will end on December 31, 2001.

                  "Fixed Charge Coverage Ratio" means, with respect to any fiscal period of Parent and its Subsidiaries, the ratio of EBITDA to Fixed Charges.

                  "Fixed Charges" means, with respect to any fiscal period of the Parent on a consolidated basis, without duplication, interest expense calculated in accordance with GAAP, Federal, state, local and foreign income taxes paid in cash net of refunds and reimbursements (excluding up to $35,000,000 of cash taxes related to the Pension Reversion, and excluding taxes due in connection with gains on sales or dispositions of assets, provided that in any case in which proceeds of asset sales are conveyed or transferred to third parties, taxes due on gains on such sales or dispositions shall be excluded only if (a) no more than the proceeds of the assets sales or dispositions net of such taxes have been so transferred or conveyed, and (b) such transfers or conveyances of proceeds are otherwise permitted under this Agreement), Capital Expenditures (excluding Capital Expenditures funded with Debt other than extensions of credit under the Revolving Credit Agreement or funded with insurance or condemnation proceeds that have been made available to the Borrowers or with the proceeds of sales of obsolete or fully depreciated or replaced Equipment and used by the Borrowers for Capital Expenditures during such fiscal period, but including, without duplication, principal payments with respect to such Debt), scheduled principal payments of Debt, and permitted Distributions paid to third parties to the extent permitted pursuant to a contemplated amendment to this Agreement that may be executed subsequent to the Closing Date.

                  "Foreign Affiliate" means an Affiliate of a Borrower that is incorporated, formed or registered or whose principal place of business or headquarters is not in the United States.

                  "Foreign Plan" means any benefit plan established or maintained outside of the United States which any Borrower or any of the Subsidiaries maintains, sponsors or to which such entity has any obligation or liability and which provides or otherwise makes available retirement or deferred benefits of any kind whatsoever to employees of, or other individuals associated with, any Borrower or its Subsidiaries.

                  "Foreign Subsidiary Credit Facility Guaranty" means a Guaranty by the Parent of the Credit Facility of the Foreign Subsidiaries.

                  "Funded Debt" means with respect to a Person, without duplication, (a) all Debt of such Person for borrowed money, (b) all Debt of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) the amount of all Debt of such Person under Capital Leases, (d) the amount of all Debt of such Person secured by a Lien existing on property owned by such Person whether or not the Debt secured thereby has been assumed by such Person or is non-recourse to such Person,
(e) all Debt of such Person to redeem or retire any Capital Stock of such Person; provided that the holder(s) of such Capital Stock shall on the date of determination hold the right to redeem or retire such Capital Stock for cash, (f) all Debt of such Person in respect of unfunded vested benefits under any Plan, (g) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than one hundred twenty (120) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP), (h) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds other than the Amtech Bonds, and similar instruments that are not collateralized or secured with cash of the Borrowers as permitted in
Section 7.18 and subsection (h) of the definition of "Permitted Liens", and
(i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off balance sheet loan, or similar off balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

                  "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                  "Headquarters Property" means the Borrowers' corporate headquarters located at 21900 Burbank Boulevard, Woodland Hills, California 91367.

                  "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Indenture" means the Indenture dated March 11, 1998 made by Parent to Bank One, NA, formerly known as The First National Bank of Chicago, as Trustee.

                  "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by a Borrower.

                  "Intercreditor Agreement" means that certain
Intercreditor Agreement, dated as of the date hereof, by and between Agent and Revolver Agent, as amended, restated, supplemented, or otherwise modified from time to time.

                  "Interest Payment Date" has the meaning specified in
Section 2.1(a).

                  "Interest Period" means, as to the Term Loan while it is a LIBOR Rate Loan, the period commencing on the Closing Date or on a Continuation Date on which the Term Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three, or six months thereafter as selected by the Borrowers in their Notice of Conversion, provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Maturity
         Date.

                  "Interest Rate" means each or any of the interest rates, including the Applicable Margin and Default Rate, set forth in Section 2.1.

                  "Inventory" means all of each Borrower's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in a Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

                  "Investment Property" means, subject to the provisions of
Section 7.28, all of each Borrower's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

                  "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(f), the projections of the consolidated financial condition, results of operations, and cash flows (i) for (A) the Parent and its Subsidiaries, (B) the Borrowers, and (C) the Parent and its Reporting Segments together with
(ii) such reconciliations with other previously delivered financial statements as Agent shall require, all in form and content acceptable to Agent; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

                  "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof.

                  "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan which is for a term of three months or less, on the last day of the applicable Interest Period and on the Maturity Date, and with respect to a LIBOR Rate Loan which is for a term of six months, on the date which is three months after the date such LIBOR Rate Loan was made or converted, and on the last day of the applicable Interest Period, and on the Maturity Date.

                  "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR Rate  =         Offshore Base Rate
                                 ------------------------------------
                                 1.00 - Eurodollar Reserve Percentage
                  Where,

                           "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars in the approximate amount of the requested LIBOR Rate Loan at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars in the approximate amount of the requested LIBOR Rate Loan at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan that is the subject of the Notice of Conversion would be offered to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                           "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage if any (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "LIBOR Rate Loan" means any portion of the Term Loan during any period in which it bears interest based on the LIBOR Rate.

                  "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

                  "Loan Documents" means this Agreement, the Patent and Trademark Security Agreements, the Security Agreement, the Mortgages, the Stock Pledges, the Intercreditor Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                  "Majority Lenders" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of the Borrowers and any guarantor(s), if any, of the Obligations taken as a whole or the Collateral taken as a whole; (b) a material impairment of the ability of the Borrowers taken as a whole to perform under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

                  "Maturity Date" means July 11, 2004.

                  "M M & E" means M M & E, Inc., a Nevada corporation.

                  "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Borrowers to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of any Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

                  "Multi-employer Plan" means a "multi-employer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Parent or any ERISA Affiliate.

                  "Net Cash Proceeds" means, with respect to any sale or disposition of assets by a Person (a) the gross cash payments received by such Person in connection with the sale or other disposition of an asset, minus (b) an amount equal to the sum of all closing costs, fees, and expenses associated with such sale or other disposition plus an amount equal to any anticipated tax liability arising as a result of any gain incurred as a result of such sale or other disposition.

                  "Notice of Conversion" has the meaning specified in
Section 2.2(e) and shall be in substantially the form of Exhibit B attached hereto.

                  "Obligations" means all present and future loans (including the Term Loan), advances, liabilities, obligations, covenants, duties, and debts owing by any Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other Loan Documents.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Parent" means UNOVA, Inc., a Delaware corporation.

                  "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Patent and Trademark Agreements" means the Patent Security Agreement and the Trademark Security Agreement, each dated as of the date hereof, executed and delivered by each Borrower to the Agent to evidence and perfect the Agent's security interest in such Borrower's present and future patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

                  "Payment Account" means each bank account established pursuant to the Security Agreement, to which the proceeds of the Collateral are deposited or credited, and which is maintained in the name of the Revolver Agent or the Parent in accordance with the Security Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multi-employer Plan or Foreign Plan, which any Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions.

                  "Pension Reversion" means the assets which have been directly or indirectly distributed prior to the Closing Date to the Parent, Borrowers or any ERISA Affiliates from the Retiree Pension Benefit Plan or the Landis Tool Pension Plan (as those terms are currently identified and referred to by the Parent).

                  "Permitted Debt" has the meaning specified in Section
7.13.

                  "Permitted Liens" means:

                  (a) Liens for taxes not delinquent or statutory Liens for taxes which are due and payable in an amount not to exceed $5,000,000 in the aggregate provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Parent's books and records and a stay of enforcement of any such Lien is in effect;

                  (b) the Agent's Liens;

                  (c) Liens consisting of deposits made or received in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

                  (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $1,000,000 in the aggregate;

                  (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of a Borrower's business;

                  (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

                  (g) Liens in favor of the Revolver Agent in the Revolver Lender Collateral to secure the Permitted Revolver Obligations so long as
(i) the Liens granted by the Borrowers in favor of the Agent in the Revolver Lender Collateral are perfected Liens, and (ii) there are no consensual Liens in the Revolver Lender Collateral in favor of a third Person having a priority (A) senior to the Liens granted by the Borrowers in favor of Agent in the Revolver Lender Collateral and (B) junior to the Liens granted by the Borrowers in favor of the Revolver Agent in the Revolver Lender Collateral;

                  (h) Liens on cash and cash equivalents, not to exceed at any time in the aggregate the amount of such cash and cash equivalents pledged by Borrowers and subject to Liens on the Closing Date to secure foreign exchange contracts, letters of credit, other than those issued in connection with the credit facility extended to the Borrowers by Morgan Guaranty Trust Company of New York, and foreign bank Guaranties, and provided further that on and after the Closing Date such cash and cash equivalents are pledged to secure foreign exchange contracts, letters of credit, other than those issued pursuant to this Agreement, and permitted foreign bank Guaranties;

                  (i) Liens on the assets of foreign Subsidiaries; and

                  (j) Liens in favor of the Revolver Agent in the Designated Collateral to secure the Permitted Revolver Obligations so long as the Liens granted by the Borrowers in favor of the Agent in the Designated Collateral are perfected Liens having a priority senior to the Liens in favor of the Revolver Agent in the Designated Collateral.

                  "Permitted Revolver Obligations" means Debt incurred by the Borrowers under the Revolving Credit Agreement in a principal amount not to exceed at any one time outstanding the lesser of (a) $200,000,000, and (b) the maximum amount that the Borrowers would be permitted to borrow thereunder pursuant to the borrowing base or other formula in effect on the Closing Date to determine borrowing availability thereunder.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Multi-employer Plan or Foreign Plan, which any Borrower or any Subsidiary sponsors or maintains or as to which any Borrower or any Subsidiary has any liabilities or makes, is making, or is obligated to make contributions and also includes, without limitation, any Pension Plan.

                  "Proprietary Rights" means all of each Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Term Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Term Commitments, or if no Term Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lender.

                  "R & B" means R & B Machine Tool Company, a Michigan corporation.

                  "Real Estate" means all of each Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Borrower's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                  "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                  "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Reporting Divisions" means each of the following divisions of Parent and a combination of the other Borrowers, generally and for convenience referred to as, Lamb Technicon, Lamb Body and Assembly, Cincinnati Machine, Landis Gardner, and Intermec Technologies, reflecting the operating and reporting divisions of the Borrowers as previously disclosed to Agent and reflected in Financial Statements delivered to Agent by the Borrowers prior to the Closing Date.

                  "Reporting Segments" means the reporting segments of the Borrowers as previously and from time to time reflected in the Parent's 10-K statements.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer, the chief financial officer, the treasurer, the general counsel or the president of any Borrower, or any other officer having substantially the same authority and responsibility.

                  "Restricted Collateral" means (i) capital stock issued by a Restricted Subsidiary (as currently defined in the Indenture), and pledged to Agent, and all of the rights and privileges of any Borrower with respect thereto, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, (ii) Debt (as currently defined in the Indenture) of a Restricted Subsidiary owned by the Parent or any other Restricted Subsidiary, (iii) any Operating Property (as currently defined in the Indenture) included in the Collateral and (iv) all proceeds of the foregoing.

                  "Restricted Investment" means, as to any Borrower (but excluding such transactions between or among only the Borrowers), any acquisition of property by such Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of a Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of a Borrower; (c) acquisitions of current assets acquired in the ordinary course of business of a Borrower; (d) acquisitions of direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits or money market deposits to the extent that Agent has a perfected security interest in such money market deposits, in each case issued by, created by, or deposited with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) Hedge Agreements; (h) investments constituting Permitted Debt; (i) ordinary course loans to employees, officers and directors in an amount not to exceed $5,000,000 in aggregate principal amount outstanding at any time; and (j) non-cash investments received in connection with bankruptcy proceedings or workouts of agreements with existing or normal customers or suppliers; (k) intercompany loans to Subsidiaries that are not Borrowers in an aggregate principal amount outstanding at any one time not to exceed $5,000,000 and so long as the other terms and provisions governing such intercompany loans are commercially reasonable; and (l) a recapitalization of Parent's foreign Subsidiary, Honsberg Lamb Sonderwerk-Zeugmaschinen GmbH, provided such recapitalization is completed on or before the Closing Date.

                  "Revolver Agent" means Bank of America, N.A., in its capacity as agent under the Revolving Credit Agreement and its successors.

                  "Revolver Lender Collateral" means all of each Borrower's assets other than the Designated Collateral and the proceeds thereof.

                  "Revolving Credit Agreement" means that certain Credit Agreement, dated as of the date hereof, by and among the Borrowers, the lenders from time to time a party thereto, and Revolver Agent, as in effect on the Closing Date.

                  "Revolving Credit Documents" means the Revolving Credit Agreement and each of the other agreements, instruments, and documents executed in connection therewith.

                  "Security Agreement" means the Security Agreement of even date herewith among Agent, UNOVA, Inc. a Delaware corporation, UNOVA Industrial Automation Systems, Inc., a Delaware corporation, Intermec Technologies Corporation, a Washington corporation, R & B Machine Tool Company, a Michigan corporation, J.S. McNamara Company, a Michigan corporation, and M M & E, Inc., a Nevada corporation, Intermec IP Corp. , a Delaware corporation, and UNOVA IP Corp., a Delaware corporation.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

                  "SVBF" means Special Value Bond Fund, LLC.

                  "SVBFII" means Special Value Bond Fund II, LLC.

                  "SVIM" means Special Value Investment Management, LLC.

                  "Tangible Net Worth" means Parent's and its Subsidiaries' total assets less total liabilities as determined in accordance with GAAP and reported on the consolidated Financial Statements, plus (a) (i) subordinated debt, (ii) any net loss or reduction in shareholder's equity attributable to foreign exchange fluctuations after March 31, 2001, (iii) any non-recurring, non-cash charges, including, any losses attributable to the write-down of long-lived assets or impairment of intangibles (i.e., goodwill), stock based compensation and amortization of financing costs after June 30, 2001, (iv) any non-recurring, non-cash losses attributable to the sale of assets, including without limitation operating divisions or subsidiaries, outside the ordinary course of business after June 30, 2001, and (v) any non-recurring severance charges and restructuring expenses attributable to the permanent reduction of employees or consolidation of operations in an aggregate amount not exceeding $5,000,000 for the six (6) month period ending December 31, 2001; and minus (b) without duplication and to the extent included in determining such Consolidated Net Income for such period, the sum of (i) intangibles, (ii) any gains attributable to the sale of assets outside the ordinary course of business after June 30, 2001,
(iii) any net gain or increase in shareholder's equity attributable to foreign exchange fluctuations after March 31, 2001, and (iv) any other non-cash gains after June 30, 2001, all determined on a consolidated basis in accordance with GAAP. For the purpose of the foregoing definition, a "non-cash charge" is one which involves no cash expenditure in the current Fiscal Year and a "non-cash gain" is one which involves no cash receipt in the current Fiscal Year.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                  "Term Commitment" means, with respect to each Lender, the principal amount set forth beside such Lender's name as its "Term Commitment" on Schedule 1.2 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as the Term Loan may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Term Commitments" means, collectively, the aggregate amount of the term commitments of all of the Lenders.

                  "Term Loan" has the meaning specified in Section 1.2.

                  "Term Note" and "Term Notes" have the respective meanings specified in Section 1.2.

                  "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

                  "United States" means the United States of America.

                  "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

                  Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (iv) The word "or" is not exclusive.

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
(ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

                  (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.22 through 7.25 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

                  (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Parent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.


                                 EXHIBIT A

                             FORM OF TERM NOTE




                                 EXHIBIT B

                            NOTICE OF CONVERSION


                                                     Date: __________, 200_


To: Special Value Investment Management, LLC as Agent for the Lenders to the Loan Agreement dated as of July 12, 2001 (as extended, renewed, amended or restated from time to time, the "Loan Agreement") among UNOVA, Inc., a Delaware corporation ("Parent"), each of Parent's subsidiaries identified on the signature pages thereof (such subsidiaries, together with Parent, each a "Borrower" and collectively, the "Borrowers") certain Lenders which are signatories thereto and Special Value Investment Management, LLC, as Agent

Ladies and Gentlemen:

                  The undersigned, UNOVA, Inc., a Delaware corporation, as agent for the Borrowers (the "Parent"), refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the conversion of that portion of the Term Loan specified herein, that:

                  1. The Conversion Date is ______________, 200_.

                  2. The aggregate amount of the Term Loan to be converted
is $        .

                  3. The portion of the Term Loan referenced above is to be converted into a LIBOR Rate Loan.

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) The representations and warranties of each Borrower contained in the Loan Agreement are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Agent and Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                  (b) Default or Event of Default has occurred and is continuing, or would result from such proposed conversion.

                                         UNOVA, INC., a Delaware corporation,
                                         as agent for the Borrowers


                                         By:_________________________________

                                         Title: _____________________________



                                 EXHIBIT C

               [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

                  This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this
"Assignment and Acceptance") dated as of ____________________, 200_ is made between ______________________________ (the "Assignor") and
__________________________ (the "Assignee").

                                  RECITALS

                  WHEREAS, the Assignor is party to that certain Loan Agreement dated as of July 12, 2001 (as amended, amended and restated, modified, supplemented or renewed, the "Loan Agreement") among UNOVA, Inc., a Delaware corporation ("Parent"), each of Parent's Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with Parent, each a "Borrower" and collectively, jointly and severally, the "Borrowers"), the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and Special Value Investment Management, LLC, as agent for the Lenders (the "Agent"). Any terms defined in the Loan Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Loan Agreement;

                  WHEREAS, as provided under the Loan Agreement, the Assignor has made a term loan (the "Loan") to the Borrowers; and

                  WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Loan Agreement in respect of its Loan in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.       Assignment and Acceptance.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Loan of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the Loan Documents.

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Loan in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Loan of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 12.7 and 12.18 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Loan will be $__________.

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Loan will be $__________.

         2.       Payments.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of the Loan.

                  (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Loan Agreement.

         3.       Reallocation of Payments.

                  Any interest, fees and other payments accrued to the Effective Date with respect to the Loan shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4.       Independent Credit Decision.

                  The Assignee (a) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

         5.       Effective Date; Notices.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                  (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                  [(ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

                  (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                  [(iv) the Assignee shall have complied with Section 11.2 of the Loan Agreement (if applicable);]

                  (v) the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Loan Agreement shall have been paid to the Agent; and

                  (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Parent and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

         6.       [Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

                  (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Loan Agreement.

                  (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Loan Agreement.]

         7.       Withholding Tax.

                  The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or the Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.       Representations and Warranties.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrowers, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9.       Further Assurances.

                  The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.      Miscellaneous.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in [ ] over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [ ] State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                             [ASSIGNOR]


                                         By: _____________________________
                                         Title:___________________________
                                         Address:_________________________


                                              [ASSIGNEE]


                                         By:_____________________________
                                         Title:__________________________
                                         Address:________________________





                                 SCHEDULE 1
                                     to
                         ASSIGNMENT AND ACCEPTANCE

                    NOTICE OF ASSIGNMENT AND ACCEPTANCE



                                                      _______________, 200_



Special Value Investment Management, LLC

__________________________________
__________________________________
Attn: ____________________________


Re:  [Name and Address of Borrower]

Ladies and Gentlemen:

                  We refer to the Loan Agreement dated as of July 12, 2001 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Loan Agreement") among UNOVA, Inc., a Delaware corporation ("Parent"), each of Parent's Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with Parent, each a "Borrower" and collectively, the "Borrowers"), the Lenders referred to therein and Special Value Investment Management, LLC, as agent for the Lenders (the "Agent"). Terms defined in the Loan Agreement are used herein as therein defined.

                  1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the "Assignee") of _____% of the right, title and interest of the Assignor in and to the Loan Agreement (including the right, title and interest of the Assignor in and to the Term Loan of the Assignor (the "Assignment and Acceptance"). We understand and agree that the Assignor's
portion of the Term Loan, as of            , 200 , is $ ___________.

                  2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Parent to such assignment, the Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Loan Agreement.

                  3. The following administrative details apply to the
Assignee:

                     (A)      Notice Address:

                              Assignee name:_______________________________
                              Address:_____________________________________
                                      _____________________________________
                                      _____________________________________
                              Attention:___________________________________
                              Telephone:  (___)____________________________
                              Telecopier:  (___)___________________________
                              Telex (Answerback): _________________________

                     (B)      Payment Instructions:

                              Account No.: ________________________________
                                         At:_______________________________
                                            _______________________________
                                            _______________________________
                              Reference:    _______________________________
                              Attention:    _______________________________

                  4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                         Very truly yours,

                                         [NAME OF ASSIGNOR]

                                         By: ________________________________

                                         Title:______________________________

                                         [NAME OF ASSIGNEE]

                                         By:_________________________________

                                         Title:______________________________


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

Special Value Investment Management, LLC as Agent

By:_____________________________________
Title:__________________________________



                                 EXHIBIT D

                     FORM OF SECTION 4.1(d) CERTIFICATE

Reference is hereby made to the Loan Agreement dated as of July 12, 2001, among Unova, Inc. and its Subsidiaries party thereto, the lenders named therein, and Special Value Investment Management, LLC, as the agent for such lenders (as amended, restated, modified and/or supplemented from time to time, the "Loan Agreement"). Pursuant to the provisions of Section 4.1(d) of the Loan Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                                 [NAME OF LENDER]


                                           By: ___________________________
                                           Title: __________________________

Date:_______________



                                SCHEDULE 1.2

                                COMMITMENTS


                Lender                     Term Commitment      Pro Rata Share
                ------                     ---------------      --------------
                                                                 (3 decimals)
Tennenbaum Securities, LLC                   $63,000,000              84%
Massachusetts Mutual Life Insurance           $6,250,000             8.33%
Company
MassMutual High Yield Partners II, LLC        $5,750,000             7.67%
                                                                     100%
                                                                     ----